                         Exhibit 10b
                         -----------









         1995 AMENDED AND RESTATED CREDIT AGREEMENT

               Dated as of September 22, 1995

                            among

                     LEVI STRAUSS & CO.

                             and

                LEVI STRAUSS ASSOCIATES INC.


               BANK OF AMERICA NATIONAL TRUST
                   AND SAVINGS ASSOCIATION
                   as Agent for the Banks

                             and

                   THE BANKS PARTY HERETO
                      TABLE OF CONTENTS
                      -----------------


                                                                       Page

ARTICLE I
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.01   Defined Terms. . . . . . . . . . . . . . . . . . . . . . .   1
      1.02   Other Definitional Provisions. . . . . . . . . . . . . . .  14
              (a) Defined Terms . . . . . . . . . . . . . . . . . . . .  14
              (b) The Agreement . . . . . . . . . . . . . . . . . . . .  14
              (c) Certain Common Terms. . . . . . . . . . . . . . . . .  14
              (d) Performance; Time . . . . . . . . . . . . . . . . . .  14
              (e) Contracts . . . . . . . . . . . . . . . . . . . . . .  14
              (f) Laws. . . . . . . . . . . . . . . . . . . . . . . . .  14
              (g) Captions. . . . . . . . . . . . . . . . . . . . . . .  14
              (h) Independence of Provisions. . . . . . . . . . . . . .  15
      1.03   Accounting Principles. . . . . . . . . . . . . . . . . . .  15


ARTICLE II
THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      2.01   Amounts and Terms of Commitments; the Credit . . . . . . .  15
      2.02   Notes; Loan Accounts . . . . . . . . . . . . . . . . . . .  18
      2.03   Procedure for Borrowing. . . . . . . . . . . . . . . . . .  18
      2.04   Conversion and Continuation Elections. . . . . . . . . . .  19
      2.05   Voluntary Termination or Reduction of Aggregate
              Commitment. . . . . . . . . . . . . . . . . . . . . . . .  21
      2.06   Optional Prepayments . . . . . . . . . . . . . . . . . . .  21
      2.07   Repayment. . . . . . . . . . . . . . . . . . . . . . . . .  22
      2.08   Interest . . . . . . . . . . . . . . . . . . . . . . . . .  22
      2.09   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              (a) Agent's Fees. . . . . . . . . . . . . . . . . . . . .  24
              (b) Commitment Fees . . . . . . . . . . . . . . . . . . .  24
      2.10   Computation of Fees and Interest . . . . . . . . . . . . .  25
      2.11   Payments by the Companies. . . . . . . . . . . . . . . . .  26
      2.12   Payments by the Banks to the Agent . . . . . . . . . . . .  26
      2.13   Sharing of Payments, Etc.. . . . . . . . . . . . . . . . .  27
      2.14   Joint and Several Obligation of the Companies. . . . . . .  28
      2.15   Notices of Borrowing, Conversion/Continuation;
              Voluntary Termination or Reduction of Aggregate
              Commitment; Optional Prepayment . . . . . . . . . . . . .  29


ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY. . . . . . . . . . . . . . . . .  30
      3.01   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      3.02   Illegality . . . . . . . . . . . . . . . . . . . . . . . .  33
      3.03   Increased Costs and Reduction of Return. . . . . . . . . .  33
      3.04   Funding Losses . . . . . . . . . . . . . . . . . . . . . .  34
      3.05   Inability to Determine Rates . . . . . . . . . . . . . . .  35
      3.06   Reserves on Offshore Rate Loans. . . . . . . . . . . . . .  35
      3.07   Certificates of Banks. . . . . . . . . . . . . . . . . . .  35
      3.08   Replacement of Banks, Termination of Commitment. . . . . .  36
      3.09   Reallocation of Commitments; New Banks . . . . . . . . . .  36
      3.10   Nonapplicability of Article III. . . . . . . . . . . . . .  37
      3.11   Survival . . . . . . . . . . . . . . . . . . . . . . . . .  37


ARTICLE IV
CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . .  37
      4.01   Conditions of Initial Loans. . . . . . . . . . . . . . . .  37
              (a) Credit Agreement and Notes. . . . . . . . . . . . . .  37
              (b) Resolutions; Incumbency . . . . . . . . . . . . . . .  37
              (c) Payment of Fees . . . . . . . . . . . . . . . . . . .  37
      4.02   Conditions to Each Borrowing . . . . . . . . . . . . . . .  38
              (a) Notice of Borrowing . . . . . . . . . . . . . . . . .  38
              (b) Continuation of Representations and Warranties. . . .  38
              (c) No Existing Default . . . . . . . . . . . . . . . . .  38


ARTICLE V
REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . .  38
      5.01   Organization, Powers, Good Standing and Business . . . . .  38
              (a) Organization and Powers . . . . . . . . . . . . . . .  38
              (b) Good Standing . . . . . . . . . . . . . . . . . . . .  38
              (c) Conduct of Business . . . . . . . . . . . . . . . . .  39
      5.02   Authorization of Borrowing, etc. . . . . . . . . . . . . .  39
              (a) Authorization of Borrowing. . . . . . . . . . . . . .  39
              (b) No Conflict . . . . . . . . . . . . . . . . . . . . .  39
              (c) Governmental Consents . . . . . . . . . . . . . . . .  39
              (d) Binding Obligation. . . . . . . . . . . . . . . . . .  39
      5.03   Financial Condition. . . . . . . . . . . . . . . . . . . .  39
      5.04   Title to Properties; Liens . . . . . . . . . . . . . . . .  40
      5.05   Litigation; Adverse Facts. . . . . . . . . . . . . . . . .  40
      5.06   Payment of Taxes . . . . . . . . . . . . . . . . . . . . .  40
      5.07   Materially Adverse Agreements; Performance . . . . . . . .  41
              (a) Agreements. . . . . . . . . . . . . . . . . . . . . .  41
              (b) Performance . . . . . . . . . . . . . . . . . . . . .  41
      5.08   Governmental Regulation. . . . . . . . . . . . . . . . . .  41
      5.09   Employee Benefit Plans . . . . . . . . . . . . . . . . . .  41
      5.10   Environmental Matters. . . . . . . . . . . . . . . . . . .  42
      5.11   Compliance With Laws . . . . . . . . . . . . . . . . . . .  42
      5.12   Regulation U . . . . . . . . . . . . . . . . . . . . . . .  42
      5.13   Disclosure . . . . . . . . . . . . . . . . . . . . . . . .  43
      5.14   No Material Adverse Effect . . . . . . . . . . . . . . . .  43


ARTICLE VI
AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .  43
      6.01   Financial Statements and Other Reports . . . . . . . . . .  43
      6.02   Corporate Existence, etc.. . . . . . . . . . . . . . . . .  46
      6.03   Compliance With Laws, etc. . . . . . . . . . . . . . . . .  46
      6.04   Payment of Taxes and Claims. . . . . . . . . . . . . . . .  46
      6.05   Maintenance of Properties; Insurance . . . . . . . . . . .  47
      6.06   Inspection . . . . . . . . . . . . . . . . . . . . . . . .  47
      6.07   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . .  47
      6.08   Opinions of Counsel. . . . . . . . . . . . . . . . . . . .  47


ARTICLE VII
NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  48
      7.01   Limitation on Liens. . . . . . . . . . . . . . . . . . . .  48
      7.02   Consolidations and Mergers; Sale of Assets . . . . . . . .  50
      7.03   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . .  50
      7.04   Funded Debt to EBITDA Ratio. . . . . . . . . . . . . . . .  50
      7.05   EBITDA to Interest Ratio . . . . . . . . . . . . . . . . .  50
      7.06   Deliberately left blank. . . . . . . . . . . . . . . . . .  50
      7.07   Change in Business . . . . . . . . . . . . . . . . . . . .  50
      7.08   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . .  50


ARTICLE VIII
EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
      8.01   Event of Default . . . . . . . . . . . . . . . . . . . . .  51
              (a) Non-Payment . . . . . . . . . . . . . . . . . . . . .  51
              (b) Cross Default . . . . . . . . . . . . . . . . . . . .  51
              (c) Representation or Warranty. . . . . . . . . . . . . .  52
              (d) Specific Defaults . . . . . . . . . . . . . . . . . .  52
              (e) Other Defaults. . . . . . . . . . . . . . . . . . . .  52
              (f) Involuntary Bankruptcy; Appointment of
                   Receiver, etc. . . . . . . . . . . . . . . . . . . .  52
              (g) Voluntary Bankruptcy; Appointment of
                   Receiver, etc. . . . . . . . . . . . . . . . . . . .  53
              (h) Judgments and Attachments . . . . . . . . . . . . . .  53
              (i) Unfunded ERISA Liabilities. . . . . . . . . . . . . .  53
              (j) Withdrawal Liability Under Multiemployer
                   Plan . . . . . . . . . . . . . . . . . . . . . . . .  53
      8.02   Remedies . . . . . . . . . . . . . . . . . . . . . . . . .  54
      8.03   Continuation and Conversion of Loans During the
              Existence of Default. . . . . . . . . . . . . . . . . . .  54
      8.04   Rights Not Exclusive . . . . . . . . . . . . . . . . . . .  55


ARTICLE IX
THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
      9.01   Appointment and Authorization. . . . . . . . . . . . . . .  55
      9.02   Delegation of Duties . . . . . . . . . . . . . . . . . . .  55
      9.03   Liability of Agent . . . . . . . . . . . . . . . . . . . .  55
      9.04   Reliance by Agent. . . . . . . . . . . . . . . . . . . . .  56
      9.05   Notice of Default. . . . . . . . . . . . . . . . . . . . .  56
      9.06   Credit Decision. . . . . . . . . . . . . . . . . . . . . .  57
      9.07   Indemnification. . . . . . . . . . . . . . . . . . . . . .  57
      9.08   Agent in Individual Capacity . . . . . . . . . . . . . . .  58
      9.09   Successor Agent. . . . . . . . . . . . . . . . . . . . . .  59
      9.10   Amendment and Not a Novation . . . . . . . . . . . . . . .  59


ARTICLE X
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
      10.01  Amendments and Waivers . . . . . . . . . . . . . . . . . .  59
      10.02  Notices. . . . . . . . . . . . . . . . . . . . . . . . . .  60
      10.03  No Waiver; Cumulative Remedies . . . . . . . . . . . . . .  61
      10.04  Costs and Expenses . . . . . . . . . . . . . . . . . . . .  61
      10.05  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . .  61
      10.06  Marshalling; Payments Set Aside. . . . . . . . . . . . . .  62
      10.07  Successors and Assigns . . . . . . . . . . . . . . . . . .  62
      10.08  Assignments, Participations, etc.. . . . . . . . . . . . .  62
      10.09  Set-off. . . . . . . . . . . . . . . . . . . . . . . . . .  65
      10.10  Notification of Addresses, Lending Offices,
              Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . .  65
      10.11  Counterparts . . . . . . . . . . . . . . . . . . . . . . .  65
      10.12  Severability . . . . . . . . . . . . . . . . . . . . . . .  65
      10.13  No Third Parties Benefited . . . . . . . . . . . . . . . .  66
      10.14  Change in Accounting Principles. . . . . . . . . . . . . .  66
      10.15  Governing Law and Jurisdiction . . . . . . . . . . . . . .  66
      10.16  Interpretation . . . . . . . . . . . . . . . . . . . . . .  67
      10.17  Representation of Banks. . . . . . . . . . . . . . . . . .  67
List of Exhibits:

A - Note

B - Notice of Borrowing

C - Notice of Conversion/Continuation

D - Borrowing Resolutions

E - Certificates of Incumbency

F - Privity letter

G - Compliance Certificate

H - Assignment and Acceptance


Schedule 2.01 - Commitments of Banks
         1995 AMENDED AND RESTATED CREDIT AGREEMENT
         ------------------------------------------

     This 1995 AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of September 22, 1995 among Levi Strauss Associates Inc., a Delaware corporation ("LSAI"), Levi Strauss & Co., a Delaware corporation ("LS&CO.") (LSAI and LS&CO. are referred to collectively in this Agreement as the "Companies" and singly as a "Company"), the several financial institutions from time to time party to this Agreement (collectively the "Banks" and individually, a "Bank"), and Bank of America National Trust and Savings Association ("BofA"), as agent for the Banks.

     WHEREAS, the Companies, the Banks party thereto, and BofA as agent for the Banks are parties to a Second Amended and Restated Credit Agreement dated as of March 17, 1994 (this credit agreement as in effect as of the date of this Agreement is referred to as the "Prior Credit Agreement");

     WHEREAS, the parties to the Prior Credit Agreement desire to amend and restate such agreement as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree that from and after the Effective Date, the Prior Credit Agreement is amended and restated in its entirety to provide as follows:


                          ARTICLE I

                         DEFINITIONS
                         -----------

     1.01 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

           "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. In no event shall any Bank be deemed an "Affiliate" of either Company or of any Subsidiary of either Company.

           "Agent" means Bank of America National Trust and Savings Association in its capacity as agent for the Banks hereunder, and any successor agent.

           "Agent-Related Persons" means BofA and any successor Agent arising under Section 9.09, together with their respective Affiliates (including in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

           "Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with
     Section 10.02.

           "Aggregate Commitment" means the combined Commitments of the Banks in the initial amount of $200,000,000, as such amount may be increased or reduced from time to time pursuant to this Agreement.

           "Agreement" means this 1995 Amended and Restated Credit Agreement, as amended, supplemented or modified from time to time.

           "Applicable Margin" means, with respect to Reference Rate Loans, CD Rate Loans, and Offshore Rate Loans, the Applicable Margin determined in accordance with the provisions of Section 2.08.

           "Arranger" means BA Securities, Inc.

           "Assignee" has the meaning specified in Section 10.08.

           "Assignment and Acceptance" has the meaning specified in subsection 10.08(a).

           "Availability Period" means the period from the Effective Date to the opening of business on the date which is five years after the Effective Date, or such later date as may be agreed to among the Companies, the Banks, and the Agent.

           "Bank" has the meaning specified in the introductory clause hereto.

           "Bank Affiliate" means a Person engaged primarily in the business of commercial banking and that is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

           "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

           "BofA" means Bank of America National Trust and Savings
     Association.

           "Borrowing" means a borrowing hereunder consisting of Loans made to the Companies on the same day by the Banks pursuant to Article II.

           "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

           "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

           "CD Rate" means, for any Interest Period with respect to CD Rate Loans comprising part of the same Borrowing, the rate of interest (rounded upward, if necessary, to the nearest 1/100th of 1%) determined as follows:

               CD Rate =   Certificate of Deposit Rate  + Assessment Rate

                           ---------------------------
                            1.00 - Reserve Percentage

           Where:

               "Assessment Rate" means, for any day of such Interest Period, the rate determined by the Agent as equal to the annual assessment rate in effect on such day payable to the FDIC by a member of the Bank Insurance Fund that is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification within the meaning of 12 C.F.R.
           Section 327.3(d)) for insuring time deposits at offices of such member in the United States; or, in the event that the FDIC shall at any time hereafter cease to assess time deposits based upon such classifications or successor classifications, equal to the maximum annual assessment rate in effect on such day that is payable to the FDIC by commercial banks (whether or not applicable to any particular Bank) for insuring time deposits at offices of such banks in the United States.

               "Certificate of Deposit Rate" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates notified to the Agent as the rates of interest bid by two or more certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of dollar certificates of deposit issued by major United States banks, for a maturity comparable to such Interest Period and in the approximate amount of the CD Rate Loans to be made, at the time selected by the Agent on the first day of such Interest Period.

               "Reserve Percentage" means, for any day of such Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the nearest 1/100th of 1%), as determined by the Agent, in effect on such day (including any ordinary, marginal, emergency, supplemental, special and other reserve percentages), prescribed by the Federal Reserve Board for determining the maximum reserves to be maintained by member banks of the Federal Reserve System with deposits exceeding $1,000,000,000 for new non-personal time deposits for a period comparable to such Interest Period and in an amount of $100,000 or more.

           The CD Rate shall be adjusted, as to all CD Rate Loans then outstanding, automatically as of the effective date of any change in the Assessment Rate or the Reserve Percentage.

           "CD Rate Loan" means a Loan that bears interest based on the CD
     Rate.

           "Code" means the Internal Revenue Code of 1986 as amended and any regulations promulgated thereunder.

           "Commitment", with respect to each Bank, has the meaning specified in Section 2.01.

           "Commitment Percentage" means, as to any Bank, the percentage equivalent of such Bank's Commitment divided by the Aggregate Commitment.

           "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

           "Conversion Date" means any date on which the Companies convert a Reference Rate Loan to an Offshore Rate Loan or a CD Rate Loan; a CD Rate Loan to an Offshore Rate Loan or a Reference Rate Loan; or an Offshore Rate Loan to a CD Rate Loan or a Reference Rate Loan.

           "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

           "Dollars", "dollars" and "$" each mean lawful money of the United States.

           "Domestic Lending Office" means, with respect to each Bank, the office of that Bank designated as such in the signature pages hereto or such other office of the Bank as it may from time to time specify to the Companies and the Agent.

           "EBITDA" of the Companies means, for any period, the sum of the Companies' net income, interest expense, taxes, depreciation, amortization and non-cash items, computed on a consolidated basis for the Companies for such period.

           "EBITDA to Interest Ratio" means, with respect to any quarter, the ratio of EBITDA to interest expense for such quarter. In calculating this ratio, EBITDA and interest expense shall be calculated for four consecutive quarters ending with the quarter for which the ratio is being determined.

           "Effective Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or in the case of Section 4.01(c), waived by the Person entitled to receive such payment).

           "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and
     (iii) any Bank Affiliate.

           "Environmental Laws" means any Requirement of Law pertaining to land use, air, soil, surface water, groundwater (including the protec-tion, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter; including without limitation, the following laws as the same may be amended from time to time:
           (a) Clean Air Act (42 U.S.C. Section 7401, et seq.);
           (b) Clean Water Act (33 U.S.C. Section 1251, et seq.);
           (c) Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.);
           (d) Comprehensive Environmental Response, Compensation and
               Liability Act (42 U.S.C. Section 9601, et seq.);
           (e) Safe Drinking Water Act (42 U.S.C. Section 300f, et
               seq.);
           (f) Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.);
           (g) Rivers and Harbors Act (33 U.S.C. Section 401, et seq.);
           (h) Endangered Species Act (16 U.S.C. Section 1531, et seq.);
               and
           (i) Occupational Safety and Health Act (29 U.S.C. Section
               651, et seq.);
     together with any other foreign or domestic laws (federal, state, provincial or local) relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance.

           "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder.

           "ERISA Affiliate" as applied to any Company, means any trade or business (whether or not incorporated) which is a member of a group of which that Company is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Code.

           "Event of Default" means any of the events or circumstances specified in Section 8.01.

           "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

           "Extension Request" has the meaning specified in subsection 2.01(b).

           "FDIC" means the Federal Deposit Insurance Corporation and any Governmental Authority succeeding to any of its principal functions.

           "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

           "Federal Reserve Board" means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

           "Funded Debt" of the Companies for any period means the total consolidated Indebtedness of the Companies for such period.

           "Funded Debt to EBITDA Ratio" means, with respect to any quarter, the ratio of Funded Debt to EBITDA for such quarter. In calculating this ratio, Funded Debt shall be the Funded Debt for the quarter for which the ratio is being determined and EBITDA shall be calculated for four consecutive quarters ending with the quarter for which the ratio is being determined.

           "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

           "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

           "Hazardous Substance" means any substance, material or waste which is regulated by any state or local governmental authority or the United States Government, including any material or substance which is
     (i) asbestos, (ii) polychlorinated biphenyls, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act,
     33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C.
     Section 6903) or (v) defined as a "hazardous substance" pursuant to
     Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 (42 U.S.C. Section 9601), but excluding materials which are (A) contained solely in office supplies or cleaning materials or other materials typically used or kept incidentally to activities conducted in offices, or (B) in concentrations, locations or uses that are not proscribed by law.

           "Indebtedness" of any Person means without duplication:
               (a)   all indebtedness for borrowed money;
               (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services which purchase price is:
                     (i) due more than six months from the date of incurrence of the obligation in respect thereof, or
                     (ii)  evidenced by a note or similar written instrument;
               (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent material and non-contingent);
               (d) all indebtedness secured by any Lien on any property or asset owned or held by that Person, which indebtedness, if nonrecourse to the credit of that Person, shall be considered to be in an amount not greater than the fair market value of such property or asset;
               (e) all obligations evidenced by notes, bonds, debentures or similar instruments;
               (f) that portion of any monetary obligations under any capital lease or similar arrangement which, in accordance with GAAP, is classified as a liability on a balance sheet;
               (g) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money; and
               (h) all guaranties and other direct or indirect liabilities of such Person with respect to any indebtedness or obligation of others of the kinds referred to in clauses (a) through (g) above.

           "Indemnified Person" has the meaning specified in subsection
     10.05.

           "Indemnified Liabilities" has the meaning specified in subsection 10.05.

           "Insolvency Law" means any foreign, federal, or state bankruptcy, insolvency, or other similar law relating to or for the relief of debtors, now or hereafter in effect.

           "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

           "Interest Payment Date" means, with respect to any CD Rate Loan or Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, with respect to Reference Rate Loans, the last Business Day of each calendar quarter and each date a Reference Rate Loan is converted into an Offshore Rate Loan or a CD Rate Loan, provided, however, that if any Interest Period for a CD Rate Loan or Offshore Rate Loan exceeds 90 days or three months, respectively, interest shall also be paid on the date which falls 90 days or three months after the beginning of such Interest Period.

           "Interest Period" means, (a) with respect to any Offshore Rate Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to the Offshore Rate Loan and ending on the date two weeks, or one, two, three, or six months thereafter, as selected by the Companies in their Notice of Borrowing or Notice of Conversion/Continuation; and (b) with respect to any CD Rate Loan, the period commencing on the Business Day the CD Rate Loan is disbursed or continued or on the Conversion Date on which a Loan is converted to the CD Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Companies in their Notice of Borrowing or Notice of Conversion/Continuation;

     provided that:

               (i) if any Interest Period pertaining to an Offshore Rate Loan or CD Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period, other than a two week Interest Period, pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

               (iii) each Interest Period that commences prior to the last day of the Availability Period must terminate on or before such last day.

           "Lending Office" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, opposite its name on the signature pages hereto, or such other office or offices of the Bank as it may from time to time specify to the Companies and the Agent.

           "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code of any jurisdiction or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

           "Loan" means an extension of credit by a Bank to the Companies pursuant to Article II, and may be a Reference Rate Loan, CD Rate Loan or Offshore Rate Loan.

           "Loan Documents" means, together with all amendments, modifications or supplements to any of the following, this Agreement, the Notes, and any other written agreement between the Companies or either Company and Agent or Banks which either states that it is a Loan Document or otherwise expressly provides (without requiring any particular wording or phrasing) that it is entered into, signed, delivered or otherwise furnished with respect to or in connection with or pursuant to this Agreement.

           "LOS/DOS Business" means the ownership and operation by LS&CO. or a Subsidiary of LS&CO., whether directly or through joint ventures with third parties in partnership, corporate or other form, of businesses engaged solely in selling apparel and accessories and related products including, without limitation, selling through retail stores, mail orders, and electronic sales. LOS/DOS Business shall not include any business engaging in manufacturing or in selling and in manufacturing.

           "Majority Banks" means at any time Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks having at least 66-2/3% of the Aggregate Commitment.

           "Margin Stock" means "margin stock" as such term is defined in Regulation U of the Federal Reserve Board.

           "Material Adverse Effect" means a material adverse effect (a) on the business, properties, assets, operations or condition (financial or otherwise) of LSAI and its Subsidiaries, taken as a whole, or (b) on the ability of the Companies to repay the Loans and make other payments due hereunder or any other Loan Document to Agent or any Bank.

           "Material Subsidiary" of a Company means a Subsidiary of the Company whose assets have a total book value of more than $50,000,000.

           "Multiemployer Plan" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA to which either Company or any ERISA Affiliate of either Company is or was required to contribute within the three immediately preceding calendar years.

           "New Bank" has the meaning specified in Section 3.09.

           "Note" means a promissory note of the Companies payable to the order of a Bank in substantially the form of Exhibit A, evidencing the aggregate indebtedness of the Companies to such Bank resulting from Loans made by such Bank.

           "Notice of Borrowing" means a notice, signed by the Companies, and given to the Agent pursuant to Section 2.03, in substantially the form of Exhibit B.

           "Notice of Conversion/Continuation" means a notice, signed by the Companies, and given to the Agent pursuant to Section 2.04, in substantially the form of Exhibit C.

           "Obligations" of a Company means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties, in each case arising under this Agreement or any other Loan Document, owing by the Company to any Bank, the Agent, or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

           "Offshore Lending Office" means with respect to each Bank, the office of such Bank designated as such in the signature pages hereto or such other office of such Bank as such Bank may from time to time specify to the Companies and the Agent.

           "Offshore Rate" means, for each Interest Period for Offshore Rate Loans comprising the same Borrowing, the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate at which dollar deposits for such Interest Period and in an amount approximately equal to the amount of the Offshore Rate Loan of such Reference Bank during such Interest Period would be offered by its Offshore Lending Office to major banks in the London eurodollar market at or about 11:00 a.m. (London time) on the second Business Day before the first day of such Interest Period.

           "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

           "Originating Bank" has the meaning specified in subsection 10.08(d).

           "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

           "Participant" has the meaning specified in subsection 10.08(d).

           "Pension Plan" means any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of either Company or any ERISA Affiliate of either Company, other than a Multiemployer Plan.

           "Permitted Liens" has the meaning specified in Section 7.01.

           "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

           "Prior Credit Agreement" has the meaning specified in the recitals of this Agreement.

           "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

           "Reference Banks" means BofA, Citibank, N.A., and National Westminster Bank PLC, or such other Banks as may from time to time be agreed to by the Companies and Agent.

           "Reference Rate" means the higher of:
               (a) the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and
               (b)    one-half percent per annum above the latest Federal
           Funds Rate.
     Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

           "Reference Rate Loan" means a Loan that bears interest based on the Reference Rate.

           "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

           "Responsible Officer" of a Company means the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

           "SEC" means the Securities and Exchange Commission, or any successor thereto.

           "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

           "Taxes" has the meaning specified in subsection 3.01(a).

           "Terminated Bank" has the meaning specified in Section 3.09.

           "Termination Event" means (i) a "Reportable Event" described in
     Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30 day notice to the PBGC under such regulations), or (ii) the withdrawal of LSAI or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
     Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC, or (v) any other event or condition that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

           "Transferee" has the meaning specified in subsection 10.08(e).

           "United States" and "U.S." each means the United States of America.

     1.02  Other Definitional Provisions.

           (a) Defined Terms. Except as provided in Section 10.14, unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the Uniform Commercial Code of California shall have the meanings therein described.

           (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section and exhibit references are to this Agreement unless otherwise specified.

           (c)  Certain Common Terms.

                (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                (ii) The term "including" is not limiting and means "including without limitation."

           (d) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

           (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

           (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

           (g) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

           (h) Independence of Provisions. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

     1.03  Accounting Principles.

           (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

           (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Companies.

           (c) References herein to "consolidated" and "consolidated basis" with reference to LSAI or the Companies are to LSAI and its Subsidiaries on a consolidated basis.


                         ARTICLE II

                         THE CREDITS
                         -----------

     2.01  Amounts and Terms of Commitments; the Credit.

           (a) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Loans to the Companies from time to time on any Business Day during the Availability Period in an aggregate amount outstanding at any time not to exceed the amount set forth opposite the Bank's name in Schedule 2.01 under the heading "Commitment" (such amount as the same may be reduced or increased pursuant to Section 2.05 or Section 3.09, the Bank's "Commitment"); provided, however, that after giving effect to any Borrowing of Loans, the aggregate principal amount of all outstanding Loans shall not exceed the Aggregate Commitment. During the Availability Period, within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Companies may borrow under this Section 2.01, prepay pursuant to Section 2.06 and reborrow pursuant to this Section 2.01.

           (b)  (i)   Upon written request from the Companies (an "Extension
Request"), received by the Agent not more than 30 days and not less than 15 days prior to the last day of the then current Availability Period, the Availability Period may be extended for an additional year commencing on the last day of the then current Availability Period with respect to any Bank consenting to such Extension Request.

                (ii) Each Bank shall use reasonable commercial efforts to notify the Agent and the Companies by facsimile, telegram, telex or otherwise in writing within ten days after receipt of an Extension Request as to whether it consents to the extension requested. If a Bank has not replied by facsimile, telegram, telex or otherwise in writing to the Agent and to the Companies by the end of such ten day period, that Bank shall be deemed not to have consented to the requested extension.

                (iii) The Agent shall promptly notify each Bank and the Companies of any Bank's decision to reject the proposed extension.

           (c) (i) If, in accordance with the provisions of subsection 2.01(b), a Bank consents to the extension of the Availability Period with respect to its commitment to lend under this Agreement, the Availability Period for such Bank shall be extended, without any further action by the Companies or such Bank.

                (ii) If any Bank rejects a request for an extension of the Availability Period with respect to its commitment to lend under this Agreement, or is deemed not to have consented to the requested extension, and the Availability Period has been extended for the other Bank(s):

                      (A) The Companies may, prior to the end of the non-extended Availability Period terminate such Bank's commitment to lend under this Agreement upon payment in full of principal of and interest on all Loans made by such Bank together with such other sums, if any, that may be due by reason of such prepayment.

                      (B) If the Companies have not previously terminated such Bank's commitment to lend under this Agreement and have not previously paid principal and interest on the Loans held by such Bank, then such principal and interest shall be due and payable on the last day of the non-extended Availability Period.

                      (C) The Availability Period shall not be extended insofar as such non-consenting Bank is concerned.

           (d) The Companies may request Banks, through the Agent, to increase their respective Commitments in the amounts specified by the Companies such that the Aggregate Commitments, after such increase, will not exceed $500,000,000 (each such request a "Requested Increase").

                (i) Each Bank shall use reasonable commercial efforts to respond to the Companies, through the Agent, not later than 30 days after its receipt of its Requested Increase, as to whether it consents to its share of the increase requested. If a Bank has not replied in writing to the Companies through the Agent by the end of such period, that Bank shall be deemed not to have consented to its share of the requested increase.

                (ii) The Agent shall promptly notify each Bank and the Companies of any Bank's decision to reject or accept its share of the requested increase.

                (iii) After lapse of the period provided for in clause (i) of this subsection:

                      (A) The Companies, Agent, and the Banks shall enter into an amendment to this Agreement (in form and substance acceptable to the Companies, the Agent, and the Banks) which shall amend Schedule 2.01 by amending the Banks' Commitments to reflect the appropriate increases in such Commitments and the corresponding increase in the Aggregate Commitment; and

                      (B) If all of the Banks have not agreed to their share of the requested increase, (i) the Agent shall cause the Arranger to use commercially reasonable efforts to identify other commercial banks, reasonably satisfactory to the Companies, which are willing to become parties to this Agreement and to extend credit to the Companies hereunder, and (ii) the Companies may approach the Banks and any other commercial banks (provided that such other commercial banks are reasonably satisfactory to the Agent) and request that, (A) in the case of Banks, they increase their Commitments and (B) in the case of other commercial banks, they become parties to this Agreement and extend credit to the Companies hereunder, such that the Aggregate Commitment equals the sum of (y) the increase specified in the Requested Increase plus (z) the Aggregate Commitment prior to the Requested Increase. Such commercial banks shall become party to this Agreement by execution of an amendment hereto in form and substance acceptable to the Companies, the Agent, the Banks, and the new banks.

                      (C) a) After the execution of each amendment under subclause (A) or (B) of this clause, subject to the other provisions of this Agreement, if there are outstanding Loans the Companies shall borrow only from (i) the Banks whose Commitments are being increased and
     (ii) the commercial banks becoming party to this Agreement (if applicable), until the ratio of (y) the total outstanding principal amount of Loans owing to each Bank to (z) such Bank's Commitment, will be the same for all Banks having Commitments. Thereafter, the Companies shall borrow from all Banks (including the commercial banks, if any, that have become Banks under this Agreement).]

                           b) All Borrowings under this subclause (C) which are not made proportionately from all the Banks shall be comprised of
     (i) Reference Rate Loans or (ii) CD Rate Loans or Offshore Rate Loans with Interest Periods which do not mature beyond the last day of the Interest Period with the longest tenor in effect prior to the amendment increasing the Aggregate Commitment.

     If an Event of Default should occur, each Bank agrees to purchase from the other Banks such participations in the other Banks' Loans as shall be necessary to cause the ratio of (1) the total outstanding principal amount of Loans owing to each Bank to (2) such Bank's Commitment, to be the same for each Bank.

     2.02  Notes; Loan Accounts.

           (a) The Loans made by each Bank requesting a Note shall be evidenced by a Note payable to the order of that Bank in an amount equal to its Commitment. Each Bank requesting a Note shall endorse on the schedules annexed to its Note, the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal and interest made by the Companies with respect thereto. Each Bank requesting a Note is irrevocably authorized by each of the Companies to make such endorsements on its Note.

           (b) The Loans made by each Bank not requesting a Note shall be evidenced by one or more loan accounts maintained by such Bank in the ordinary course of business.

           (c) The Agent shall maintain loan accounts evidencing the date, amount, and maturity of each Loan made by the Banks to the Companies and the date and amount of each payment of principal or interest made by the Companies through the Agent with respect thereto. The Notes and the loan accounts maintained by the Agent and the Banks not requiring a Note shall be evidence of the amount of the Loans made by the Banks to the Companies and the interest and payments thereon. Any failure so to record on any Note or any loan account or any error in doing so shall not, however, limit, increase, or otherwise affect the obligation of the Companies hereunder (and under any Note) to pay any amount owing with respect to the Loans.

     2.03  Procedure for Borrowing.

           (a)  (i)   Each Borrowing shall be made upon the irrevocable
written notice (including notice via facsimile confirmed immediately by a telephone call) of the Companies in the form of a Notice of Borrowing (which notice must be received by the Agent not later than 9:00 a.m. San Francisco, California time) (x) three Business Days prior to the requested borrowing date, in the case of Offshore Rate Loans; (y) two Business Days prior to the requested borrowing date, in the case of CD Rate Loans, and (z) on the requested borrowing date, in the case of Reference Rate Loans, specifying:

                      (A) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of $10,000,000 or any multiple of $1,000,000 in excess thereof;

                      (B) the requested borrowing date, which shall be a Business Day;

                      (C) whether the Borrowing is to be comprised of Offshore Rate Loans, CD Rate Loans or Reference Rate Loans;

                      (D) the duration of the Interest Period applicable to the Loans included in such notice which are CD Rate Loans or Offshore Rate Loans. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of CD Rate Loans or Offshore Rate Loans, such Interest Period shall be 90 days or three months, respectively;

provided, however, that with respect to any Borrowing to be made on the Effective Date, the Notice of Borrowing shall be delivered to the Agent no later than 10:00 a.m. San Francisco, California time, one Business Day before the Effective Date for Base Rate Loans, two Business Days before the Effective Date for CD Rate Loans, and three Business Days before the Effective Date for Offshore Rate Loans.

           (b) Upon receipt of the Notice of Borrowing (or telephonic notice in lieu thereof pursuant to Section 2.15), the Agent will promptly notify each Bank thereof and of the amount of such Bank's Commitment Percentage of the Borrowing.

           (c) Each Bank will make the amount of its Commitment Percentage of the Borrowing available to the Agent, in funds immediately available to the Agent, for the account of the Companies at the Agent's Payment Office by
(i) 11:00 a.m. San Francisco, California time on the borrowing date requested by the Companies if the Borrowing requested is to consist solely of Reference Rate Loans, or (ii) 10:00 a.m. San Francisco, California time on the borrowing date requested by the Companies if the Borrowing requested includes Offshore Rate Loans or CD Rate Loans. The proceeds of all such Loans will then be made available to the Companies by the Agent at such office by crediting the LS&CO. concentration account #12335-0225 on the books of BofA (or such other account with BofA as the Companies may hereafter designate in a written notice to the Agent) with the aggregate of the amounts made available to the Agent by the Banks not later than 11:00 a.m. San Francisco, California time on such borrowing date if the proposed Borrowing consist of CD Rate Loans or Offshore Rate Loans, and not later than 12:00 noon San Francisco, California time on the borrowing date if the proposed Borrowing consists of Reference Rate Loans. To the extent that Loans made by Banks mature on any borrowing date, each Bank shall apply the proceeds of any Loans made on such borrowing date, to the extent thereof, to the repayment of such maturing Loans, such Loans and repayments intended to be a contemporaneous exchange.

     2.04  Conversion and Continuation Elections.

           (a) The Companies may upon irrevocable notice to the Agent in accordance with subsection 2.04(b):

                (i) elect to convert on any Business Day, any Reference Rate Loans (or any part thereof in an amount not less than $10,000,000 or that is in an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Loans or CD Rate Loans or;

                (ii) elect to convert on any Interest Payment Date any Offshore Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $10,000,000 or that is in an integral multiple of $1,000,000 in excess thereof) into CD Rate Loans or Reference Rate Loans; or

                (iii) elect to convert on any Interest Payment Date any CD Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $10,000,000 or that is in an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Loans or Reference Rate Loans; or

                (iv) elect to renew on any Interest Payment Date any Offshore Rate Loans or CD Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $10,000,000 or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if the Aggregate Commitment shall have been reduced to be less than $10,000,000, on and after such reduction the right of the Companies to elect to convert or continue Offshore Rate Loans or CD Rate Loans shall terminate.

           (b) The Companies shall deliver by telex, cable or facsimile, confirmed immediately in writing, a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco, California time) at least (i) three Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as Offshore Rate Loans; (ii) two Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as CD Rate Loans; and (iii) on the Conversion Date, if the Loans are to be converted into Reference Rate Loans, specifying:

                (i)   the proposed Conversion Date or continuation date;

                (ii) the aggregate amount of Loans to be converted or continued;

                (iii) the nature of the proposed conversion or continuation;
     and

                (iv) with respect to Offshore Rate Loans and CD Rate Loans, the duration of the requested Interest Period.

In lieu of delivering the above-described Notice of Conversion/Continuation, the Companies, pursuant to Section 2.15, may give the Agent telephonic notice (followed by prompt written confirmation) of such conversion or continuation.

           (c) If upon the expiration of any Interest Period applicable to CD Rate Loans or Offshore Rate Loans, the Companies have failed to select a new Interest Period to be applicable to such CD Rate Loans or Offshore Rate Loans, as the case may be, or (subject to subsection (d) below) if any Event of Default shall then exist, the Companies shall be deemed to have elected to convert such CD Rate Loans or Offshore Rate Loans into Reference Rate Loans effective as of the expiration date of such current Interest Period.

           (d) The provisions of Section 8.03 shall govern the Companies' ability to elect to have a Loan converted into or continued as, an Offshore Rate Loan or a CD Rate Loan during the existence of a Default or Event of Default.

           (e) Upon receipt of a Notice of Conversion/ Continuation (or telephonic notice in lieu thereof), the Agent will promptly notify each Bank thereof, or, if no timely notice is provided, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given or which are subject to automatic conversion held by each Bank.

     2.05 Voluntary Termination or Reduction of Aggregate Commitment. The Companies may, upon not less than five Business Days' prior irrevocable notice to the Agent, terminate the Aggregate Commitment or permanently reduce the Aggregate Commitment by any whole multiple of $10,000,000; provided that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the Aggregate Commitment then in effect and, provided, further, that once reduced in accordance with this Section 2.05, the Aggregate Commitment may not be increased. Any reduction of the Aggregate Commitment shall be applied to each Bank's Commitment in accordance with such Bank's Commitment Percentage. If the Aggregate Commitment is terminated in its entirety, all accrued commitment fees to, but not including the effective date of such termination shall be payable on the effective date of such termination without any premium or penalty.

Notice to the Agent under this Section shall be in writing, signed by the Companies or may be by telephonic notice promptly confirmed in writing, as set forth in Section 2.15.

     2.06 Optional Prepayments. Subject to Section 3.04, the Companies may, at any time or from time to time, upon notice to the Agent given (i) at least five Business Days' prior to the proposed prepayment date for CD Rate Loans and Offshore Rate Loans and (ii) not later than 9:00 a.m. on the Business Day of prepayment for Reference Rate Loans, ratably prepay Loans in whole or in part, in amounts of $10,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Reference Rate Loans, CD Rate Loans or Offshore Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Companies and the Agent will promptly notify each Bank thereof and the amount of such Bank's Commitment Percentage of such prepayment. If such notice is given by the Companies, the Companies shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and the amounts required pursuant to Section 3.04.

Notice to the Agent under this Section shall be in writing, signed by the Companies or may be by telephonic notice promptly confirmed in writing as set forth in Section 2.15.

     2.07 Repayment. The Companies shall repay the principal amount of the Loans on the last day of the Availability Period.

     2.08  Interest.

           (a) Subject to subsection 2.08(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the CD Rate, the Offshore Rate or the Reference Rate, as the case may be, plus the Applicable Margin. The initial Applicable Margins, subject to adjustment as provided below, are 0.350% for CD Rate Loans, 0.225% for Offshore Rate Loans, and 0.000% for Reference Rate Loans, and thereafter shall be determined as follows:

                                                      For each fiscal
                                                      quarter following
                                                      a fiscal quarter
                                                      where the Funded
    For CD         For Offshore    For Reference      Debt to EBITDA Ratio
    Rate Loans     Rate Loans      Rate Loans         was:
    ----------     ------------    -------------      -----------------
      0.350%          0.225%          0.000%          Less than .75

      0.425%          0.300%          0.000%          Equal to or more than
                                                      .75 but less than
                                                      1.25

      0.500%          0.375%          0.000%          Equal to or more than
                                                      1.25 but less than
                                                      1.75

      0.625%          0.450%          0.000%          Equal to or more than
                                                      1.75

If the compliance certificate required under Section 6.01(a) setting forth the Funded Debt to EBITDA Ratio for the third fiscal quarter of the 1995 fiscal year requires a change in the initial Applicable Margins provided above, such change shall be effective as of the Effective Date. Thereafter, any change in the Applicable Margins for any period shall take effect as of the first day of the fiscal quarter in which the Agent receives the compliance certificate required under Section 6.01(a) setting forth the Funded Debt to EBITDA Ratio requiring a change in the Applicable Margins.

           (b) If the Applicable Margins are increased or reduced with respect to any period for which the Companies have already paid interest, the Agent shall recalculate the additional interest due from or to the Companies and shall, with reasonable promptness, give the Companies and the Banks notice of such recalculation.

                (i) Any additional interest due from the Companies shall be paid to the Agent for the account of the Banks on the next date on which an interest payment is due; provided, however, that if there are no Loans outstanding or if the Loans are due and payable, such additional interest shall be paid promptly after receipt of written request for payment from the Agent.

                (ii) Any interest refund due to the Companies shall be credited against payments otherwise due from the appropriate Companies on the next interest payment due date or, if the Loans have been repaid and the Banks are no longer committed to lend under this Agreement, the Banks shall pay the Agent for the account of the Companies such interest refund not later than five Business Days after written notice from the Agent to the Banks.

           (c) Interest on each Loan shall be payable in arrears on each Interest Payment Date. Interest shall also be payable on the date of any prepayment of Loans pursuant to Section 2.06 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during any period when principal of the Loans is due and payable, interest shall be payable on request for such payment by the holders of the Loans.

           (d)  While any Event of Default under subsections 8.01(a), (f), or
(g) exists or after acceleration of the Loans by reason of any Event of Default, the Companies shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans due and unpaid, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans; provided, however, that on and after the expiration of any Interest Period applicable to any outstanding Offshore Rate Loan or outstanding CD Rate Loan while any Event of Default under subsections 8.01(a), (f), or (g) or acceleration by reason of any Event of Default exists, the principal amount of such Loan shall, during the continuation of such Event of Default or after such acceleration, bear interest at a rate per annum equal to the Reference Rate plus the Applicable Margin for Reference Rate Loans plus 2%.

           (e) Anything herein to the contrary notwithstanding, the obligations of the Companies hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Companies shall pay such Bank interest at the lower of (i) the highest rate permitted by applicable law or
(ii) the rates required by this Agreement.

           (f) If the Agent designates the credit extended under this Agreement as a "highly leveraged transaction" or "HLT" in accordance with the definition adopted on October 30, 1989 by the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and the Federal Reserve Board, or any successor definition, or as a similarly denominated transaction under other similar applicable regulatory guidelines in effect from time to time, the Companies and the Agent shall enter into negotiations for the purpose of agreeing on adjustments to the Applicable Margins so as to reflect the HLT designation.

     2.09  Fees.

           (a) Agent's Fees. The Companies shall pay to the Agent for the Agent's own account the fees in the amounts and at the times set forth in a letter agreement between the Companies and the Agent dated January 15, 1993.

           (b)  Commitment Fees.

                (i) The Companies shall pay to the Agent during the Availability Period for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last day of each calendar quarter based upon the daily utilization for that quarter, determined for the period from the Effective Date through September 30, 1995 at 0.08% per annum and thereafter as set forth in the table below and computed on the basis of a 360 day year and actual days elapsed.

                (ii) The commitment fee shall be calculated for the period commencing on the Effective Date through September 30, 1995, each calendar quarter thereafter, and for the period ending on the last day of the Availability Period and shall be payable on the later of (x) the fifth Business Day after the end of the period with respect to which such payment was calculated or (y) the fifth Business Day after receipt by the Companies of a written notice from the Agent stating the amount of such commitment fee.

                (iii) The commitment fees provided in this subsection shall accrue at all times during the Availability Period including at any time during which one or more conditions in Article IV are not met.

       Commitment Fee:        For each fiscal quarter following the fiscal
                              quarter where the Funded Debt to EBITDA Ratio
                              is:
       0.080% per annum       Less than .75

       0.100% per annum       Equal to or more than .75 but less than 1.25

       0.125% per annum       Equal to or more than 1.25 but less than 1.75

       0.150% per annum       Equal to or more than 1.75.

     2.10  Computation of Fees and Interest.

           (a) All computations of (x) Commitment Fees, (y) interest based on the Federal Funds Rate, and (z) interest payable in respect of Offshore Rate Loans, CD Rate Loans, and Reference Rate Loans when interest is based on the Federal Funds Rate shall be made on the basis of a year of 360 days and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

           (b) The Agent will, with reasonable promptness, notify the Companies and the Banks of each determination of an Offshore Rate or of a CD Rate; provided that any failure to do so shall not relieve the Companies of any liability hereunder or provide the basis for any claim against the Agent. Any change in the interest rate on a Loan resulting from a change in the Applicable Margin, Reserve Percentage, or the Assessment Rate shall become effective as of the opening of business on the day on which such change in the Applicable Margin, Reserve Percentage, or the Assessment Rate becomes effective. The Agent will with reasonable promptness notify the Companies and the Banks of the effective date and the amount of each such change, provided that any failure to do so shall not relieve the Companies of any liability hereunder or provide the basis for any claim against the Agent.

           (c) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Companies and the Banks in the absence of manifest error.

           (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

     2.11  Payments by the Companies.

           (a) All payments (including prepayments) to be made by the Companies on account of principal, interest, fees and other amounts required hereunder shall be made without set-off or counterclaim and shall, except as otherwise expressly provided herein, be made to the Agent for the ratable account of the Banks at the Agent's Payment Office, in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco, California time) on the date specified herein. The Agent will promptly distribute to each Bank the amount of its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 11:00 a.m. (San Francisco, California time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

           (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

           (c) Unless the Agent shall have received notice from the Companies prior to the date on which any payment is due to the Banks hereunder from such Companies that the Companies will not make such payment in full, the Agent may assume that the Companies have made such payment in full to the Agent on such date and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Companies shall not have made such payment in full to the Agent, each Bank shall repay to the Agent, on request made by the Agent, such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate as in effect for each such day.

     2.12  Payments by the Banks to the Agent.

           (a) Unless the Agent shall have received notice from a Bank on the Effective Date or, with respect to each Borrowing after the Effective Date, at least one Business Day prior to the date of any proposed Borrowing (but prior to 10:00 a.m. on the same day with respect to a Borrowing consisting of Reference Rate Loans) that such Bank will not make available to the Agent for the account of the Companies the amount of that Bank's Commitment Percentage of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent on the borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Companies on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent and the Agent in such circumstances has made available to the Companies such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A certificate of the Agent submitted to any Bank with respect to amounts owing under this subsection 2.12(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following the date of such Borrowing, the Agent shall notify the Companies of such failure to fund and, upon request for payment made by the Agent, the Companies shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

           (b) The failure of any Bank to make any Loan on any date of Borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

     2.13 Sharing of Payments, Etc. If, other than as expressly contemplated elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in an amount in excess of its Commitment Percentage of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each of the Companies agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this Section 2.13 and will in each case notify the Banks following any such purchases.

     2.14 Joint and Several Obligation of the Companies. All obligations of the Companies arising under this Agreement (including but not limited to payment of principal and interest on the Loans) and any other Loan Document shall be joint and several. A separate action or actions may be brought and prosecuted against either Company whether action is brought against the other Company or whether the other Company is joined in any such action or actions. Each Company waives the benefit of any statute of limitations applicable to the other Company but not to it and affecting its liability hereunder.

           (a) Each Company authorizes Agent and Banks, without notice, demand, or request and without affecting its liability hereunder, from time to time to:

                (i) with the consent of the other Company if required, renew, compromise, extend, accelerate or otherwise change the time for payment, or otherwise change the terms, of the indebtedness of the Companies under this Agreement to Agent or to Banks including increase or decrease of the rate of interest thereon, or otherwise change the terms of this Agreement with respect to the Companies;

                (ii) receive and hold security for the payment of any indebtedness to Agent and to Banks under this Agreement and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

                (iii) apply such security and direct the order or manner of sale thereof as Agent and Banks in their discretion may determine; and

                (iv) release or substitute any one or more of any endorsers or guarantors of the indebtedness under this Agreement.

           (b)  Each Company waives any right to require Agent and Banks to:

                (i)   proceed against the other Company;

                (ii) proceed against or exhaust any security for any indebtedness to Agent and Banks under this Agreement; or

                (iii) pursue any other remedy in Agent's, Banks', or any Bank's power whatsoever.

           (c) Each Company waives any defense arising by reason of any disability or other defense of the other Company, or the cessation from any cause whatsoever, other than payment, of the liability of the other Company, or any claim that such Company's obligations exceed or are more burdensome than those of the other Company.

           (d) Each Company waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, against the other Company arising from the existence or performance of its joint and several liability.

           (e) Each Company waives any right to enforce any remedy which Agent and Banks now have or may hereafter have against the other Company, and waives any benefit of, and any right to participate in, any security now or hereafter held by Agent and Banks securing the indebtedness under this Agreement.

           (f) The waivers contained in this Section 2.14 shall not apply to any right or defense of the Companies which such Companies could assert against the Banks and the Agent if the right or defense were available to both Companies based on the same circumstances. For example if both Companies have the defense of mistake because Agent and Banks mistakenly show in their records that $10,000,000 has been advanced to the Companies but in fact no Loans were made and there are no Loans outstanding under this Agreement, this defense of mistake shall not be waived by this Section 2.14.

     2.15 Notices of Borrowing, Conversion/Continuation; Voluntary Termination or Reduction of Aggregate Commitment; Optional Prepayment.

           (a) In lieu of delivering a Notice of Borrowing, a Notice of Conversion/Continuation, a notice of voluntary termination or reduction of the Aggregate Commitment, or a notice of an optional prepayment, the Companies may give the Agent telephonic notice of such action or proposed action by the required time for delivery of such notice; provided, however, that such telephonic notice must be promptly confirmed in writing by delivery of the appropriate written notice on or prior to the requested borrowing, conversion, continuation, termination or reduction, or optional prepayment (as appropriate) date.

           (b) Each of the Companies authorizes the Agent to accept telephonic notice given on its behalf by the other Company.

           (c) Neither the Agent nor any Bank shall incur any liability to the Companies for acting upon any telephonic notice which the Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of one of the Companies, and, upon the taking of any action by the Agent and the Banks pursuant to telephonic notice, such action shall be deemed to have been made pursuant hereto.


                         ARTICLE III

           TAXES, YIELD PROTECTION AND ILLEGALITY
           --------------------------------------
     3.01  Taxes.

           (a) Subject to subsection 3.01(f), any and all payments by either or both Companies to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, (i) any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, and (ii) any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document, excluding, from both clause (i) and clause (ii), such taxes as are imposed by reason of a present or former connection between the jurisdiction imposing such tax and such Bank or the Agent, other than a connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

           (b) If either of the Companies fails to pay any Taxes when due under subsection 3.01(a) or fails to furnish receipts required under subsection 3.01(d), the Companies shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Bank or the Agent makes written demand therefor.

           (c) If either or both of the Companies shall be required by law to deduct or withhold any amounts from or in respect of any sum payable hereunder to any Bank or the Agent, and such amounts are Taxes subject to payment without deduction or withholding under subsection 3.01(a), then:

                (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

                (ii) the Company or Companies, as appropriate, shall make such deductions (but without duplications); and

                (iii) the Company or Companies, as appropriate, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

           (d) Within 30 days after the date of any payment by the Company or Companies of Taxes, or, if later, the date such documents are made available to the Company or Companies by the relevant authorities upon prompt demand therefor, the Company or Companies shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

           (e) Each Bank which is not incorporated under the laws of the United States of America or a state thereof agrees that:

                (i) it shall, no later than the Effective Date (or, in the case of a Bank which becomes a party hereto after the Effective Date, the date upon which the Bank becomes a party hereto) deliver to the Companies through the Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto
     ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case certifying that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax, and one accurate and complete signed original of Internal Revenue Service Form W-8 or W-9 or successor applicable form, as appropriate, certifying that it is entitled to an exemption from United States backup withholding;

                (ii) if at any time the Bank makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to the Companies through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224, or two accurate and complete signed originals of Form 1001, as appropriate, in each case certifying that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax, and one accurate and complete signed original of Internal Revenue Form W-8 or W-9 or successor applicable form as appropriate, certifying that it is entitled to an exemption from United States backup withholding;

                (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 or Form W-8 or W-9 previously delivered by such Bank, deliver to the Companies through the Agent two accurate and complete original signed copies of Form 4224 or Form 1001, and one accurate and complete original signed copy of Form W-8 or W-9 in replacement for the forms previously delivered by the Bank; and

                (iv) it shall, promptly upon either Company's reasonable request to that effect, deliver to the Company such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

           (f) The Companies will not be required to pay any additional amounts in respect of subsection 3.01(a) to any Bank or the Agent:

                (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under subsection 3.01(e);

                (ii) if such Bank shall have delivered to the Companies a Form 4224 pursuant to subsection 3.01(e), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Companies hereunder for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224;

                (iii) if such Bank shall have delivered to the Companies a Form 1001 pursuant to subsection 3.01(e), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Companies hereunder for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001; or

                (iv) if such Bank shall have delivered to the Companies a Form W-8 or W-9, and such Bank shall not at any time be entitled to an exemption from United States backup withholding in respect of payments by the Companies hereunder for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8 or W-9.

           (g) If, at any time, either Company requests any Bank to deliver any forms or other documentation pursuant to subsection 3.01(e)(iv), then the Companies shall, on demand of such Bank through the Agent, reimburse such Bank for any costs and expenses (including the fees and expenses of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

           (h) If either or both Companies are required to pay additional amounts to any Bank or the Agent pursuant to this Section 3.01, then such Bank or the Agent, as the case may be, shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or take any other reasonable action so as to eliminate any such additional payment by such Company or Companies which may thereafter accrue if such change, in the reasonable judgment of such Bank, is not otherwise materially disadvantageous to such Bank or the Agent.

     3.02  Illegality.

           (a)  Except with respect to those tax matters which are covered by
Section 3.01, if any Bank shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Companies through the Agent, the obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank shall have notified the Agent and the Companies that the circumstances giving rise to such determination no longer exists.

           (b) If a Bank shall determine that it is unlawful to maintain any Offshore Rate Loan, the Companies shall prepay in full all Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

           (c) If the Companies are required to prepay any Offshore Rate Loan immediately as provided in subsection 3.02(b), then concurrently with such prepayment, the Companies shall borrow from the affected Bank, in the amount of such repayment, a Reference Rate Loan.

     3.03  Increased Costs and Reduction of Return.

           (a) If any Bank shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after January 1, 1994, or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) promulgated after January 1, 1994, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or CD Rate Loans, then the Companies shall be liable for, and shall from time to time, upon request therefor by such Bank (with a copy of such request to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

           (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any Capital Adequacy Regulation; affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its loans, credits or obligations under this Agreement, then, upon request of such Bank (with a copy to the Agent), the Companies shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     3.04 Funding Losses. The Companies agree to reimburse each Bank and to hold each Bank harmless from any loss, cost or expense which the Bank may sustain or incur as a consequence of:

           (a) any failure of the Companies to make any payment or prepayment of principal of any Offshore Rate Loan or CD Rate Loan (including payments made after any acceleration thereof);

           (b) any failure of the Companies to borrow, continue or convert a Loan after the Companies have given (or are deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

           (c) any failure of the Companies to make any prepayment after the Companies have given a notice in accordance with Section 2.06;

           (d) any prepayment of an Offshore Rate Loan or a CD Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

           (e) any conversion pursuant to subsection 2.04 of any Offshore Rate Loan or CD Rate Loan to a Reference Rate Loan on a day that is not the last day of the respective Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or CD Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained.

     3.05 Inability to Determine Rates. If the Majority Banks shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate or the CD Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or CD Rate Loan or that the Offshore Rate or the CD Rate applicable pursuant to Section 2.08 for any requested Interest Period with respect to a proposed Offshore Rate Loan or CD Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will forthwith give notice of such determination to the Companies and each Bank. Thereafter, the obligation of the Banks to make or maintain CD Rate Loans or Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Companies may revoke any Notice of Borrowing or Notice of Conversion/ Continuation then submitted by them. If the Companies do not revoke such notice, the Banks shall make, convert or continue the Loans, as proposed by the Companies, in the amount specified in the applicable notice submitted by the Companies, but such Loans shall be made, converted or continued as Reference Rate Loans instead of CD Rate Loans or Offshore Rate Loans, as the case may be.

     3.06 Reserves on Offshore Rate Loans. The Companies shall pay to each Bank, as long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan provided the Companies shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

     3.07 Certificates of Banks. Any Bank claiming reimbursement or compensation pursuant to this Article III shall deliver to the Companies (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Companies in the absence of manifest error. Each certificate submitted under this Section may not claim reimbursement or compensation for a period earlier than 30 days prior to the date of such certificate unless interpretation of the law or regulation or the guideline or request in question is retroactive in effect in which case the certificate can cover such retroactive period.

     3.08 Replacement of Banks, Termination of Commitment. The Companies may, with respect to any Bank which claims reimbursement or compensation pursuant to Sections 3.01 or 3.03, or which exercises its right under Section
3.02 to refrain from making Offshore Rate Loans, upon at least 30 Business Days prior written notice to such Bank through Agent, terminate the commitment of such Bank to lend under this Agreement. Each such termination shall be accompanied by payment or prepayment in full, on the effective date of such termination, of principal and interest on all outstanding Loans made by such Bank, together with all other sums due such Bank by reason of prepayment.

     3.09  Reallocation of Commitments; New Banks.

           (a) If a Bank's commitment to lend under this Agreement terminates pursuant to subsection 2.01(c) or if the Companies terminate the Commitments of any Bank (in both instances, a "Terminated Bank") pursuant to
Section 3.08, then the Companies may, but need not, during the Availability Period, (i) add, with the Agent's consent, which shall not be unreasonably withheld, one or more commercial banking institutions ("New Banks") which agree to extend credit under this Agreement in amounts up to the Commitment of the Terminated Bank, (ii) reallocate all or part of the Terminated Bank's Commitment among one or more of the remaining Banks with the consent of such remaining Bank or Banks, or (iii) exercise its rights under both clause (i) and (ii).

           (b) If the Companies add one or more New Banks, the Companies, the Agent and each New Bank shall execute a counterpart of this Agreement, whereupon, effective as of such date as may be agreed, such New Bank shall become a "Bank" for all purposes under this Agreement. The Companies shall, no later than the effective date of such substitution, execute and deliver to such New Bank requesting it, a Note evidencing the Commitment of such New Bank.

           (c) In the event of any termination of a Bank Commitment, or of the addition of a New Bank or reallocation to any of the remaining Banks of a Terminated Bank's Commitment, calculation adjustments shall be made to the definition of each Bank's Commitment Percentage and of the Aggregate Commitment, if applicable, in order to give effect to the termination of the Commitment of the Terminated Bank, and to the addition of a New Bank or the reallocation of the Terminated Bank's Commitment to any remaining Bank. On each date on which a Terminated Bank's Loans are prepaid in connection with the termination of such Bank's Commitment in accordance with Section 3.08, the Companies may simultaneously make borrowings from any New Bank or from any remaining Bank which elected to increase its Commitment as provided above. Such borrowings will be in amounts so that ratio of (i) the total outstanding principal amount of Loans owing to each Bank to (ii) such Bank's Commitment, will be the same for all Banks having Commitments.

     3.10 Nonapplicability of Article III. The Companies shall have no obligation to make any payment pursuant to this Article III to any Bank Affiliate to which the respective Bank has assigned and delegated all or part of the Loans, the commitment to make Loans, and the other rights and obligations of such Bank hereunder if such payment is not required to be made to such Bank if at the time of such payment such Bank has retained a portion of the Loans, or if at the time of such payment such Bank has not retained a portion of the Loans, such payment would not have been required under this
Article III to have been made to such Bank.

     3.11  Survival.  The agreements and obligations of the Companies in this
Article III shall survive the payment of all other Obligations.


                         ARTICLE IV

                    CONDITIONS PRECEDENT
                    --------------------

     4.01 Conditions of Initial Loans. The effectiveness of this Agreement and the obligation of each Bank to make its first Loan hereunder is subject to the condition that, the Agent shall have received on or before the Effective Date all of the following, in form and substance satisfactory to the Agent and in sufficient copies for Agent and each Bank:

           (a) Credit Agreement and Notes. This Agreement executed by the Companies, the Agent and each of the Banks and the requested Notes executed by the Companies;

           (b)  Resolutions; Incumbency.

                (i) Copies of the resolutions of the board of directors of the Companies (or authorized committees thereof) approving and authorizing the execution, delivery, and performance by the Companies of this Agreement and the other Loan Documents, and authorizing the borrowing of the Loans, certified as of the Effective Date by the Secretary or an Assistant Secretary of the Companies substantially in the form of Exhibit D;

                (ii) A certificate of the Secretary or Assistant Secretary of each Company certifying, as of the Effective Date, the names and true signatures of the officers of the Company authorized to execute and deliver, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder, substantially in the form of Exhibit E;

           (c) Payment of Fees. The Companies shall have paid the commitment fee accrued through the Effective Date, which commitment fee is referred to in Section 2.09(b) of the Prior Credit Agreement, all other sums due under the Prior Credit Agreement, and all costs, accrued and unpaid fees and expenses payable hereunder to the extent then due and payable on the Effective Date.

     4.02 Conditions to Each Borrowing. The obligation of each Bank to make any Loan to be made by it hereunder (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the date of such
Borrowing:

           (a) Notice of Borrowing. The Agent shall have received a Notice of Borrowing;

           (b) Continuation of Representations and Warranties. The representations and warranties made by the Companies contained in Article V shall be true and correct in all material respects on and as of such borrowing date with the same effect as if made on and as of such borrowing date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and

           (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing.

Each oral request made by a Company for a Borrowing or a conversion or continuation of Loans and each Notice of Borrowing submitted by the Companies hereunder shall constitute a representation and warranty by both Companies hereunder, as of the date of each such request, notice, and Borrowing, that the conditions in Section 4.02 are satisfied.


                          ARTICLE V

               REPRESENTATIONS AND WARRANTIES
               ------------------------------

     Each Company represents and warrants to the Agent and each Bank that:

     5.01  Organization, Powers, Good Standing and Business.

           (a) Organization and Powers. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document, to issue the Notes and to carry out the transactions contemplated hereby and thereby.

           (b) Good Standing. Each Company is duly qualified to do business and is in good standing wherever necessary to carry on its respective present business and operations, except in jurisdictions in which the failure to be so qualified or to be in good standing has not had and will not have a Material Adverse Effect.

           (c) Conduct of Business. LSAI and its Subsidiaries, considered together, are engaged only in businesses related or incidental to the manufacture and sale of clothing.

     5.02  Authorization of Borrowing, etc.

           (a) Authorization of Borrowing. The execution, delivery and performance by each of the Companies of each Loan Document to which it is a party and the issuance, delivery and payment of the Notes by the Companies as contemplated herein have been duly authorized by all necessary corporate action by the Companies.

           (b) No Conflict. The execution, delivery and performance by the Companies of each Loan Document to which it is a party and the issuance, delivery and performance of the Notes by the Companies do not and will not
(i) violate the Companies' Certificates of Incorporation or Bylaws or any order, judgment or decree of any court or other Governmental Authority binding on the Companies, (ii) conflict with, result in a breach of, constitute a default under, or require the termination of, any Contractual Obligation of the Companies, except where such conflicts, breaches, defaults and terminations, in the aggregate, would not have a Material Adverse Effect,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of either of the Companies, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Companies except for such approvals or consents which will be obtained on or before the Effective Date or where the failure to obtain such approvals and consents would not, in the aggregate, have a Material Adverse Effect.

           (c) Governmental Consents. The execution, delivery and performance by the Companies of the Loan Documents, the application of the proceeds of the Loans and the issuance, delivery and performance of the Notes by the Companies do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except actions which are required due to a change in applicable law after the date hereof and which have been or will be duly taken within the time period prescribed by any such law.

           (d) Binding Obligation. Each of the Loan Documents (other than the Notes) to which the Companies are parties is, and the Notes, when executed and delivered, will be, the legally valid and binding obligations of each Company that is a party thereto, enforceable against each Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, whether enforcement is sought in a proceeding at law or in equity.

     5.03 Financial Condition. LSAI has heretofore delivered to the Agent the audited consolidated financial statements of LSAI and its Subsidiaries as and for the period ending November 27, 1994. The foregoing financial statements were prepared in conformity with GAAP, and fairly present, in all material respects, the consolidated financial position of LSAI and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows of LSAI and its Subsidiaries for the period covered thereby. As of the date hereof, LSAI and its Subsidiaries, taken as a whole, have no material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing financial statements, the notes thereto, or the most recent financial statements delivered pursuant to Section 6.01 (if any), and which is required by GAAP to be reflected therein.

     5.04 Title to Properties; Liens. Each of LSAI and its Subsidiaries has good, sufficient and legal title to all of its respective properties and assets reflected in the balance sheets referred to in Section 5.03 or in the most recent financial statements delivered pursuant to Section 6.01 (if any), except for assets acquired or disposed of in the ordinary course of business since the date of such balance sheet and assets disposed of where such disposition would not be prohibited by Section 7.02 of this Agreement and except for those imperfections of title which would not in the aggregate have a Material Adverse Effect. Except as permitted hereunder, all such properties and assets are free and clear of Liens.

     5.05 Litigation; Adverse Facts. Except as to any confidential governmental proceeding of which the Companies are unaware, there is no action, suit, proceeding, claim or dispute (whether or not purportedly on behalf of the Companies) at law or in equity or before or by any Governmental Authority, pending or, to the knowledge of the Companies, threatened in writing against or affecting LSAI or any of its Subsidiaries or any property of LSAI or any of its Subsidiaries, which the Companies reasonably expect to
(a) result in any Material Adverse Effect, or (b) materially and adversely affect the ability of the Companies, taken as a whole, to perform the Obligations or the ability of the Banks to enforce the Obligations. Neither LSAI nor any of its Subsidiaries is (i) in violation of any applicable Requirement of Law which (as to all such violations in the aggregate) would have a Material Adverse Effect, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any Governmental Authority, domestic or foreign, which (as to all such matters in the aggregate) would have a Material Adverse Effect. There is no action, suit or proceeding pending or, to the knowledge of the Companies, threatened in writing against or affecting the Companies which challenges the validity or the enforceability of this Agreement, the Notes or the other Loan Documents.

     5.06 Payment of Taxes. All federal and state tax returns and reports of LSAI and each of its Subsidiaries required to be filed by such Person, where the failure to file such returns or reports would have a Material Adverse Effect, have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are due and payable, where the failure to pay such amounts when due and payable would in the aggregate have a Material Adverse Effect, have been paid when due and payable. The Companies know of no proposed tax assessment against LSAI or any of its Subsidiaries that would have a Material Adverse Effect which is not being actively contested in good faith by the applicable corporation to the extent affected thereby (and as to which any provision therefor required pursuant to Section 6.04 has been made).

     5.07  Materially Adverse Agreements; Performance.

           (a) Agreements. Neither LSAI nor any of its Subsidiaries is a party to or subject to any material agreement or instrument or charter or other internal restriction which (in the aggregate as to all such matters) would have a Material Adverse Effect.

           (b) Performance. Neither LSAI nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of LSAI or any of its Subsidiaries and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

     5.08 Governmental Regulation. Neither LSAI nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, any state public utilities code or to any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

     5.09  Employee Benefit Plans.

           (a) The Companies and each of their respective ERISA Affiliates are in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Pension Plans and Multiemployer Plans, except for non-compliance which would not have a Material Adverse Effect.

           (b) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

           (c) There is no amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) with respect to any Pension Plan, which amount or the payment thereof would have a Material Adverse Effect.

           (d) Neither the Companies nor any of their ERISA Affiliates has incurred or reasonably expects to incur any withdrawal liability under Title IV of ERISA to any Multiemployer Plan in excess of $7,000,000.

     5.10 Environmental Matters. Except where the failure of any of the following to be true would not in the aggregate have a Material Adverse Effect, to the best knowledge of the Companies, (i) the properties and opera-tions of LSAI and its Subsidiaries comply in all respects with all applicable Environmental Laws; (ii) none of the properties or operations of LSAI or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of any Environmental Law; (iii) none of the properties or operations of LSAI or any of its Subsidiaries is the subject of any fed-eral or state investigation concerning any use or release of any Hazardous Substance; (iv) none of LSAI, any of LSAI's Subsidiaries, or any predecessor of any such Person has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a Hazardous Substance into the environment; (v) none of LSAI nor any of its Subsidiaries has any contingent obligation in connection with any release of any Hazardous Substance into the environment and no release which could require remediation has occurred;
(vi) none of LSAI's nor any of its Subsidiaries' operations involve the generation, transportation, treatment, storage or disposal of Hazardous Substances (other than in the normal course of and incidental to any manufacturing process); (vii) none of LSAI nor any of its Subsidiaries has disposed of any material amount of any Hazardous Substance in, on or about any premises owned, leased or used by LSAI or any of its Subsidiaries nor has any lessee, prior owner or other Person; (viii) no surface impoundments or underground storage tanks are located in, on or about any of the premises owned, leased or used by LSAI or any of its Subsidiaries; and (ix) no lien in favor of any Governmental Authority for (A) any liability under Environmental Laws, or (B) damages arising from or costs incurred by such Governmental Authority in response to a release of any Hazardous Substance into the environment has been filed or attached to any of the premises owned, leased or used by LSAI or any of its Subsidiaries.

     5.11 Compliance With Laws. Each of LSAI and its Subsidiaries is in compliance with all Requirements of Law applicable to their properties, assets and business where the failure to so comply would (as to all such failures to comply in the aggregate) have a Material Adverse Effect. There are no proceedings pending or, to the knowledge of the Companies, threatened in writing, to terminate or modify any license, permit or other approval issued by a Governmental Authority, the termination or modification of which (in the aggregate as to all such matters) would have a Material Adverse Effect.

     5.12 Regulation U. None of LSAI nor any of its Subsidiaries is engaged principally, nor as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation G, T, U or X of the Federal Reserve Board.

     5.13 Disclosure. No representation or warranty of the Companies contained in this Agreement or any other document, certificate or written statement furnished to the Agent or any Bank by the Companies for use in connection with any transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits to state or will omit to state a material fact known to the Companies necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The projections and pro forma information, together with any notes relating thereto, contained in such materials are based upon good faith estimates and assumptions believed by the Companies to be reasonable at the time made, it being recognized by the Agent and the Banks that actual results during the period or periods covered by any such projections may differ from the projected results.

     5.14 No Material Adverse Effect. To the knowledge of the Responsible Officers of each Company, since November 27, 1994, there has been no event or occurrence which has had a Material Adverse Effect.


                         ARTICLE VI

                    AFFIRMATIVE COVENANTS
                    ---------------------

     The Companies jointly and severally covenant and agree that, so long as any Bank shall have any commitment to lend under this Agreement and until full and final payment of all Loans and other Obligations, unless the Majority Banks waive compliance in writing the Companies shall perform and comply with all covenants in this Article.

     6.01  Financial Statements and Other Reports.

           (a) Each of the Companies shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Subject to the second sentence of subsection (b) below, the Companies shall deliver to the Agent with sufficient copies for each Bank:

                (i) as soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters of the fiscal year of LSAI, a copy of the consolidated balance sheet of LSAI and its Subsidiaries, as at the end of such period, and the related consolidated statements of income and cash flows of LSAI and its Subsidiaries for such fiscal quarter or for the fiscal year to date, certified by the chief financial officer, treasurer or controller of LSAI as fairly presenting the financial condition of LSAI and its Subsidiaries in all material respects as at the dates indicated and the results of their operations and changes in cash flows for the periods indicated in accordance with GAAP, except for the absence of footnotes and subject to changes resulting from audit and normal year-end adjustment;

                (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year of LSAI, commencing with fiscal year 1995, a copy of the consolidated balance sheet of LSAI and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows of LSAI and its Subsidiaries for such fiscal year, accompanied by a report thereon of and a letter from Arthur Andersen & Co. or other independent public accountants of recognized national standing selected by LSAI and satisfactory to the Majority Banks substantially in the form of Exhibit F; which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly in all material respects the financial position of LSAI and its Subsidiaries as at the dates indicated and the results of operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                (iii) together with each delivery of any financial statements pursuant to subsections 6.01(a)(i) or 6.01(a)(ii) a compliance certificate, substantially in the form of Exhibit G, from each of the Companies executed by a Responsible Officer, stating that the signer does not have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Default or Event of Default, or, if any such condition or event existed at such date or exists, specifying the nature and period of existence thereof and what action LSAI or LS&CO., as the case may be, has taken, is taking and proposes to take with respect thereto, and demonstrating in reasonable detail compliance during or at the end of such accounting periods, as applicable, with Sections 7.04 and 7.05; and

                (iv) promptly upon any Responsible Officer of either of the Companies obtaining knowledge of (A) any condition or event which constitutes a Default or Event of Default, or becoming aware that any Bank has given any written notice of a claimed Default or Event of Default, or (B) any condition or event which would be required to be disclosed in a current report filed by the Companies with the SEC on Form 8-K pursuant to Items 1, 2, 4 or 5 of Form 8-K as in effect on the date hereof if the Companies were required to file such reports under the Exchange Act, a certificate executed by a Responsible Officer of the Company specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken, and the nature of such claimed Default or Event of Default, event or condition, and what action either or both Companies have taken, are taking, and propose to take with respect thereto;

               (v) promptly upon any Responsible Officer of either of the Companies obtaining knowledge of (A) the institution of, or non-frivolous threat of, any action, suit, proceeding or arbitration against or affecting LSAI or any of its Subsidiaries or any property of LSAI or any of its Subsidiaries not previously disclosed in writing by the Companies to the Agent, or (B) any material development in any action, suit, proceeding or arbitration already disclosed, and in each case the Companies reasonably expect such institution, threat, or material development to result in any Material Adverse Effect or materially and adversely to affect the ability of the Companies and their Subsidiaries, taken as a whole, to perform the Obligations or the ability of the Banks to enforce the Obligations, the Companies shall promptly give notice thereof to the Agent and provide such other information (excluding communications covered by the attorney-client privilege) as may be reasonably requested by the Agent or a Bank to enable their counsel to evaluate such matters;

                (vi) promptly upon any Responsible Officer of either of the Companies becoming aware of the occurrence of any
     (A) Termination Event, or (B) material "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, a notice specifying the nature thereof, what action LSAI or any ERISA Affiliate of LSAI, as applicable, has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto; and

                (vii) with reasonable promptness copies of (A) all notices received by LSAI or any of its ERISA Affiliates of the intent of the PBGC to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (B) upon the request of any Bank, each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by LSAI or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (C) all notices received by LSAI or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
     Section 4202 of ERISA.

           (b) As soon as possible after the same are available to the Companies, the Companies will deliver to the Agent with sufficient copies for distribution to each Bank copies of all financial statements, reports, notices and proxy statements, if any, sent or made available generally by each Company to its stockholders, of all regular and periodic reports and other filings made by either Company with any securities exchange, the SEC or any other governmental or private regulatory authority, and of all press releases and other statements made available generally by either Company to the public concerning material developments in the business of LSAI and its Subsidiaries taken as a whole. As to any information contained in materials furnished pursuant to the preceding sentence, the Companies shall not be separately required to furnish such information under subsection (a) above, but the foregoing shall not derogate the obligation of the Companies to furnish the information and materials described in subsection (a) above at the times specified therein.

     6.02 Corporate Existence, etc. The Companies shall at all times preserve and keep in full force and effect their corporate existence and rights and franchises material to their business and the business of each of their Subsidiaries, except where the failure to do so would not in the aggregate have a Material Adverse Effect.

     6.03 Compliance With Laws, etc. The Companies shall exercise all due diligence in order to comply with the requirements of all applicable Requirement of Law, except where the failure to do so would not in the aggregate have a Material Adverse Effect.

     6.04 Payment of Taxes and Claims. The Companies shall pay, and cause each of their Subsidiaries to pay, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges not exceeding $5,000,000 in the aggregate) imposed upon them or any of their properties or assets or in respect of any of their franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums (other than claims not exceeding $5,000,000 in the aggregate) which have become due and payable and which by law have or may become a Lien upon any of their properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such governmental charge or claim need be paid if it is being contested in good faith by appropriate proceedings and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     6.05 Maintenance of Properties; Insurance. The Companies shall maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of LSAI and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, if the failure to perform such actions would in the aggregate have a Material Adverse Effect. The Companies shall maintain or cause to be maintained, through self-insurance or with financially sound and reputable insurers, insurance with respect to their properties and business and the properties and business of their Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, if the failure to do so would (as to all such failures in the aggregate) have a Material Adverse Effect.

     6.06 Inspection. The Companies shall permit any authorized representatives designated by a Bank, at the expense of that Bank, to visit and inspect any of the properties of the Companies or any of their Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

     6.07 Use of Proceeds. The Companies shall use the proceeds of the Loans solely as follows: (a) to repay sums outstanding under the Prior Credit Agreement, and (b) for working capital and other general corporate purposes not in contravention of any applicable Requirement of Law.

     6.08 Opinions of Counsel. The Companies shall, within the 90 day period commencing on the date of this Agreement, deliver to the Agent, in sufficient number of copies for each Bank:

           (a) Legal Opinion of Outside Counsel for the Companies. An opinion of Heller, Ehrman, White & McAuliffe, counsel to the Companies and addressed to the Agent and the Banks, dated the date of its delivery, and in form and substance acceptable to Majority Banks; and

           (b) Opinion of General Counsel. An opinion of Thomas J. Bauch, Esq., Senior Vice President and General Counsel of the Companies, addressed to the Agent and the Banks, dated the date of its delivery, and in form and substance acceptable to Majority Banks.


                         ARTICLE VII

                     NEGATIVE COVENANTS
                     ------------------

     The Companies jointly and severally covenant and agree that, so long as any Bank shall have any commitment to lend under this Agreement and any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing the Companies shall perform and comply with all covenants in this Article.

     7.01 Limitation on Liens. The Companies shall not, and shall not suffer or permit any Subsidiary of a Company to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

           (a) any Lien existing on the Property of either Company or its Subsidiaries on the Effective Date;

           (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.04;

           (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto or if such reserve or other appropriate provision, if any, required by GAAP shall have been made therefor;

           (d) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

           (e) Liens securing (i) the performance of tenders, bids, trade contracts (other than for borrowed money), government contracts, leases, statutory obligations, and performance and return-of-money bonds, (ii) contingent obligations on surety and appeal bonds, and (iii) other obligations of a like nature; in each case, incurred in the ordinary course of business;

           (f) Liens consisting of judgment or judicial attachment liens, provided that the judgment secured by any such Lien shall, within 45 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 45 days after the expiration of any such stay and such Liens do not constitute an Event of Default;

           (g) easements, rights-of-way, restrictions and other similar encumbrances which do not interfere with the ordinary conduct of the businesses of either Company and its Subsidiaries;

           (h) Liens on assets of entities which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective entities became Subsidiaries and were not created in anticipation thereof;

           (i) purchase money mortgages (including chattel mortgages) or other purchase money liens or conditional sale or other title retention or security agreements incurred in connection with the acquisition or construction of any real or personal property, or mortgages or liens or conditional sale or other title retention agreements or security agreements existing on any such property at the time of acquisition or construction or placed thereon within one year of the acquisition or completion of construction thereof; provided that every such mortgage, lien or agreement shall apply only to the property originally subject thereto and fixed improvements, if any, then existing or thereafter erected thereon;

           (j) any interest or title of a lessor under any capital or operating lease;

           (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company, the Companies or the Subsidiary owning the affected deposit account or other funds maintained with a creditor depository institution in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the affected Company or any of its Subsidiaries to provide collateral to the depository institution;

           (l) Leases or subleases granted to others in the ordinary course of business not interfering with the ordinary conduct of the business of the grantor thereof;

           (m) Liens created pursuant to applications or reimbursement agreements pertaining to documentary letters of credit which encumber documents and other property relating to such documentary letters of credit and the products and proceeds thereof;

           (n) the extension, renewal or replacement of any Lien permitted by this Section 7.01 in respect of all or part of the same property theretofore subject thereto or the extension, renewal or replacement or all or part of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement so long as the aggregate principal amount of Indebtedness secured by all or any such property immediately prior to such extension, renewal or replacement is not increased;

           (o) Liens attaching to ownership interests in joint ventures (whether in partnership, corporate or other form) engaged in the LOS/DOS Business or attaching to intellectual property rights relating to the LOS/DOS Business; and

           (p) Liens which do not fall in any of the foregoing subsections so long as the aggregate outstanding amount of Indebtedness secured by such Liens does not exceed $25,000,000.

     7.02 Consolidations and Mergers; Sale of Assets. The Companies shall not:

           (a) merge or consolidate with or into any other Person unless the relevant Company is the surviving corporation and as a result of such merger or consolidation there does not exist a Default or an Event of Default;

           (b) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) 90% or more of the assets of LSAI and its Subsidiaries taken as a whole (whether now owned or hereafter acquired) to or in favor of any Person.

     7.03 Use of Proceeds. The Companies shall not use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock,
(ii) to repay or otherwise refinance indebtedness of a Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     7.04 Funded Debt to EBITDA Ratio. The Companies shall not permit their Funded Debt to EBITDA Ratio to be more than 2.00 to 1.00 at any time.

     7.05 EBITDA to Interest Ratio. The Companies shall not permit their EBITDA to Interest Ratio to be less than 5.00 to 1.00 at any time.

     7.06  Deliberately left blank.

     7.07 Change in Business. The Companies shall not, and shall not permit any Subsidiary of a Company to, engage in any business not related or incidental to the manufacture and sale of clothing. The LOS/DOS Business is a business that is related or incidental to the manufacture and sale of clothing within the meaning of the preceding sentence.

     7.08 ERISA. Neither LSAI nor any of its Subsidiaries shall, or shall permit any of its respective ERISA Affiliates to:

           (a) engage in any transaction in connection with which LSAI or any of its Subsidiaries or any of their respective ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) or 502(l) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount in excess of $5,000,000;

           (b) fail to make full payment within five Business Days after the date when due of all amounts exceeding $2,000,000 which, under the provisions of any Pension Plan, LSAI or any of its Subsidiaries or any of their respective ERISA Affiliates is required to pay as contributions thereto, or (as to any Subsidiary organized under the laws of any of the United States) permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Pension Plan in an aggregate amount greater than $5,000,000;

           (c) permit the sum of the amounts of unfunded benefit liabilities under all Pension Plans (calculated separately for each Pension Plan) to exceed $20,000,000; or

           (d) fail to make any payments in an aggregate amount greater than $7,000,000 to any Multiemployer Plan that LSAI or any of its Subsidiaries, or any of their respective ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

As used in this Section, the term "accumulated funding deficiency" has the meaning specified in Section 3(23) of ERISA and Section 412 of the Code, the term "accrued benefit" has the meaning specified in Article 3 of ERISA and the term "amount of unfunded benefit liabilities" has the meaning specified in Section 4001(a)(18) of ERISA.


                        ARTICLE VIII

                      EVENTS OF DEFAULT
                      -----------------

     8.01 Event of Default. Any of the following shall constitute an "Event of Default":

           (a) Non-Payment. Failure to pay any installment of principal of any of the Loans when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any interest on any of the Loans or any other amount due under this Agreement or any other Loan Document within three Business Days after the due date; or

           (b) Cross Default. Failure of LSAI or any of its Subsidiaries to pay, or any default in the payment of, any principal or interest on any Indebtedness beyond any period of grace provided; or breach or default with respect to any other material term of any evidence of any Indebtedness, or of any loan agreement, mortgage, indenture or other agreement relating thereto, if such breach or default continues beyond any applicable period of grace provided, if and for so long as the effect of such failure, default or breach is to cause or permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, with or without the giving of notice, that Indebtedness to become or be declared due prior to its stated maturity; provided, however that this subsection shall not apply with respect to Indebtedness that does not exceed $25,000,000 in the aggregate; or

           (c) Representation or Warranty. Any representation or warranties made by the Companies herein or in any other Loan Document or any representa-tions or warranties in any statement or certificate at any time given by the Companies in writing pursuant to any of the Loan Documents or in connection herewith shall be false in any material respect on the date as of which made; or

           (d) Specific Defaults. Failure to perform or observe any term, covenant or agreement contained in Sections 6.07, 7.01, 7.02, 7.04, or 7.05; or

           (e) Other Defaults. Failure to perform or observe any term contained in this Agreement or any other Loan Document and such default shall not have been remedied or waived within 30 days after receipt of notice from Agent or any Bank of such default; or

           (f)  Involuntary Bankruptcy; Appointment of Receiver, etc.

                (1) A court having jurisdiction shall enter a decree or order for relief in respect of LSAI or any of its Material Subsidiaries in an involuntary case under any applicable Insolvency Law, which decree or order is not stayed; or any other similar relief shall be granted under any applicable Insolvency Law; or

                (2) A decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over LSAI or any of its Material Subsidiaries or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of LSAI or any of its Material Subsidiaries for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of LSAI or any of its Material Subsidiaries, and the continuance of any such events described in this subsection (f)(2) for 60 days unless stayed, dismissed, bonded or discharged; or

                (3) an involuntary case under any applicable Insolvency Law shall have been commenced against LSAI or any of its Material Subsidiaries and shall not have been dismissed within 120 days after the commencement of such case;

provided, however, that the entry of a decree or order described in this subsection 8.01(f) shall not constitute an Event of Default where the effect of such decree or order is the confiscation or expropriation by a country which is not a member of the OECD (or a Governmental Authority of such a country) of the equity interests or substantially all of the assets of a Material Subsidiary; or

           (g) Voluntary Bankruptcy; Appointment of Receiver, etc. LSAI or any of its Material Subsidiaries shall commence a voluntary case under any applicable Insolvency Law, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Insolvency Law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by LSAI or any of its Material Subsidiaries of any assignment for the benefit of creditors; or the inability or failure of LSAI or any of its Material Subsidiaries or the admission by LSAI or any of its Material Subsidiaries in writing of its inability to pay its debts as such debts become due; or the Board of Directors of LSAI or any of its Material Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

           (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of $10,000,000 shall be entered or filed against LSAI or any of its Material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded and unstayed for a period of 45 days or in any event later than five days prior to the date of any proposed sale thereunder; or

           (i) Unfunded ERISA Liabilities. Any Pension Plan maintained by LSAI or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or the PBGC (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, in each case, if as of the date thereof LSAI's or any such ERISA Affiliate's liability (after giving effect to the tax consequences thereof) to the PBGC (or any successor thereto) for unfunded guaranteed vested benefits under such Pension Plan exceeds the then current value of assets accumulated in such Pension Plan by more than $20,000,000 (or in the case of a termination involving LSAI or any of its ERISA Affiliates as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such liability shall exceed such amount); or

           (j) Withdrawal Liability Under Multiemployer Plan. LSAI or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an amount exceeding $7,000,000.

     8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

           (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall forthwith be terminated;

           (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, request, protest or other notice of any kind, all of which are hereby expressly waived by the Companies; and

           (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection 8.01(f) or (g) above (after the expiration of any grace or cure period provided therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

     8.03  Continuation and Conversion of Loans During the Existence of
Default.

           (a)  If an Event of Default under subsections 8.01(b), (c), (d),
(e), (h), (i), or (j) occurs and is continuing, the Companies may, during the 30 day period commencing with the date the first such Event of Default occurs, elect to have a Loan converted into, or continued as an Offshore Rate Loan or a CD Rate Loan subject to the following:

                (i) The 30 day period provided for in this subsection shall start on the date such event occurs after any required notice has been given and any specified period of time has elapsed in order for the event to be an Event of Default;

                (ii) There shall be but one 30 day period at any one time so that the occurrence of another Events of Default in such period shall not extend such 30 day period; and

                (iii) During the 30 day period the Majority Banks have not instructed the Agent (A) to declare the commitments of the Banks to make Loans under this Agreement terminated, or (B) to declare all Loans due and payable.

           (b) Notwithstanding the provisions of subsection (a) of this Section, the Majority Banks may, before, during, and after the 30 day period described in the foregoing subsection (a) of this Section, instruct the Agent to declare the commitments of the Banks to make Loans under this Agreement terminated or declare all Loans to be due and payable if such action or actions are permitted under Section 8.02, and thereupon the Companies shall no longer have the ability to ask that a Loan be converted into, or continued as an Offshore Rate Loan or a CD Rate Loan.

     8.04 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                         ARTICLE IX

                          THE AGENT
                          ---------

     9.01 Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by each Company or any Subsidiary or Affiliate of a Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of either Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of each Company or any of each Company's Subsidiaries or Affiliates.

     9.04  Reliance by Agent.

           (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or Companies), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

           (b) For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance, or satisfaction, required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or the Bank shall not have made available to the Agent the Bank's ratable portion of such Borrowing.

     9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or either Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     9.06 Credit Decision. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of each Company and each Subsidiary of a Company shall be deemed to constitute any representation or warranty by the Agent and any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and Agent-Related Person, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Company and each Subsidiary of a Company, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Companies hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of each Company which may come into the possession of any of the Agent-Related Persons.

     9.07 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Banks shall indemnify upon request the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Companies and without limiting the obligation of the Companies to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon request for its ratable share of any costs or out-of-pocket expenses (including all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Companies. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 9.07, together with all costs, expenses and attorneys' fees (including allocated costs for inhouse legal services). The obligation of the Banks in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     9.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with either Company and Subsidiary and Affiliate of a Company as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding either or both Companies or any of either Company's Affiliates (including information that may be subject to confidentiality obligations in favor of such Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them.With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include BofA in its individual capacity.

     9.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' prior notice of its intention to do so to the Banks and the Companies. If the Agent shall resign as Agent under this Agreement, the Companies, subject to the approval of the Majority Banks (which consent shall not be unreasonably withheld) shall appoint a successor agent for the Banks. If no successor Agent is appointed prior to the tenth day before the effective date of the resignation of the Agent, the Agent shall appoint, with the consent of the Companies (which consent shall not be unreasonably withheld), a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of
Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor Agent.

     9.10 Amendment and Not a Novation. This Agreement is intended to completely amend, restate, and replace the Prior Credit Agreement without novation. The Companies hereby acknowledge and agree that if, pursuant to the Prior Credit Agreement, the Banks have made Loans to the Companies that are outstanding as of the date of this Agreement, those Loans shall continue and constitute Loans under this Agreement, subject to the terms and provisions of this Agreement.


                          ARTICLE X

                        MISCELLANEOUS
                        -------------

     10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks and the Companies and acknowledged by the Agent, and then such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which given, except that written agreement from all of the Banks is required for any waiver, amendment, or consent which does any of the following:

           (a) increases the Commitment of any Bank or subjects any Bank to any additional obligations (but written consent of all the Banks is not required for instances subject to Section 3.09);

           (b) postpones or delays any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan Document;

           (c) reduces the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

           (d) changes the Commitment Percentage or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder; or

           (e)  amends this Section 10.01 or Section 2.13 or 2.14;

and, provided that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

     10.02  Notices.

           (a) Unless otherwise specifically provided in this Agreement, all notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, telegraphic, telex, facsimile transmission or cable communication, provided that any matter transmitted by facsimile transmission (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof) and mailed, telegraphed, telexed, sent by facsimile transmission, or delivered, to the address or number specified for notices on the applicable signature page hereof; or, as to the Companies or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party, at such other address as shall be designated by such party in a written notice to the Companies and the Agent.

           (b) All such notices and communications shall, when transmitted by overnight delivery, telegraphed, telecopied by facsimile, telexed or cabled, be effective when delivered for overnight delivery or to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, or if delivered, upon delivery, except that notices pursuant to Article II or VIII shall not be effective until actually received by the Agent.

           (c) The Companies acknowledge and agree that any agreement of the Agent and the Banks at Article II herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Companies. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by either or both Companies to give such notice and the Agent and the Banks shall not have any liability to the Companies or other Person on account of any action taken or not taken by the Agent and the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Companies to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.04 Costs and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Companies agree to promptly pay (i) the reasonable fees, expenses and disbursements of counsel (including allocated costs of internal legal services and all disbursements of internal counsel) to the Agent and to the Arranger incurred in connection with the negotiation, preparation and execution of this Agreement, the Notes, and the Loan Documents, and any amendments, consents and waivers hereto or thereto, and (ii) after the occurrence and during the continuation of an Event of Default, all costs and expenses, including attorney's fees (including allocated costs of internal legal services and all disbursements of internal counsel), incurred by the Agent or the Banks in enforcing any obligation of, or in collecting payments due from, the Companies hereunder, under the Notes or under any of the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any Insolvency Proceeding.

     10.05 Indemnity. The Companies shall pay, indemnify, and hold each Bank, the Agent, the Arranger, and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Companies shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     10.06 Marshalling; Payments Set Aside. Neither the Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Companies or any other Person or against or in payment of any or all of the Obligations. To the extent that either Company makes a payment or payments to the Agent or the Banks, or the Agent or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted (and those arising by operation of law) successors and assigns, except that the Companies may not assign or transfer any rights or obligations under this Agreement without the prior written consent of the Agent and each Bank and no Bank may assign or transfer any of its rights or obligations under this Agreement except in accordance with Sections 3.09, 10.08, and by operation of law.

     10.08  Assignments, Participations, etc.

           (a) Any Bank may, with the written consent of the Companies at all times other than during the existence of an Event of Default and the Agent (which consent of the Companies may be withheld for any reason, and which consent of the Agent shall not be unreasonably withheld) at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank and the consent of the Companies in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank shall not be unreasonably withheld) (each an "Assignee") all, or any ratable part of all, of the Loans, the commitment to make Loans, and the other rights and obligations of such Bank hereunder, in a minimum amount of $20,000,000; provided, however, that
(i) the Companies and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until
(A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Companies and the Agent by such Bank and the Assignee; and
(B) such Bank and its Assignee shall have delivered to the Companies and the Agent an Assignment and Acceptance in the form of Exhibit H ("Assignment and Acceptance") and any Note or Notes subject to such assignment.

           (b) From and after the date that the Agent notifies the assignor Bank that it has received an executed Assignment and Acceptance and payment of the processing fee of $3,500, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

           (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Companies shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and commitment to make Loans and, if the assignor Bank has retained a portion of its Loans and its commitment to make Loans, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the commitment to make Loans arising therefrom. The commitment to make Loans allocated to each Assignee shall reduce such commitment to make Loans of the assigning Bank pro tanto.

           (d) Any Bank may at any time sell to one or more commercial banks (a "Participant") participating interests in any Loans, the commitment of that Bank to make Loans and the other interests of that Bank (the "Originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Bank's obligations under this Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Companies and the Agent shall continue to deal solely and directly with the Originating Bank in connection with the Originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in
Section 10.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Companies hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

           No such sale or transfer of participating interests by any Bank shall, without the consent of the Agent and the Companies, require either or both Companies (i) to file a registration statement with the SEC or apply to qualify the Loans or the Notes under the blue sky law of any states or
(ii) to qualify to do business in any state in which the Companies are not so qualified.

           (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information identified as confidential by and provided to it by either or both of the Companies or any Subsidiary of either Company, or by the Agent on such Company's or Subsidiary's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than either Company, provided that such source is not bound by a confidentiality agreement with such Company known to the Bank; provided further, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such Governmental Authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to such Bank's independent auditors and other professional advisors and (E) to any Bank Affiliate which is controlled by the transferring Bank, which shall cause such Bank Affiliate to keep confidential the non-public information identified by and provided to the transferring Bank as confidential on the same terms and conditions applicable to such transferring Bank. Notwithstanding the foregoing, each Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Bank's possession concerning such Company or its Subsidiaries which has been delivered to Agent or the Banks pursuant to this Agreement or which has been delivered to the Agent or the Banks by such Company in connection with the Banks' credit evaluation of such Company prior to entering into this Agreement; provided that, unless otherwise agreed by such Company, such Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

           (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement (and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     10.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, (after the giving of any required notice and the expiration of any grace period required to make the relevant event an Event of Default) each Bank is authorized at any time and from time to time, without prior notice to the Companies, any such notice being waived by the Companies to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owed by, such Bank to or for the credit or the account of either Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made a request for payment under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Companies and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.09 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

     10.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent and the Companies in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Offshore Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     10.11 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Companies and the Agent.

     10.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Companies, the Banks and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

     10.14 Change in Accounting Principles. If any change in GAAP occurs or takes effect after the Effective Date which would result in a change in any quantity reported to the Banks hereunder which provides the basis for any covenant, performance obligation or standard of measurement used in this Agreement, the parties hereto agree to enter into negotiations in order to amend such covenant, performance obligation or standard of performance so as to reflect such change with the result that the criteria for evaluating compliance with such covenant, performance obligation or standard of performance shall be the same after the change as if the change had not been made. Until the parties hereto agree to such amendment, all covenants, performance obligations and standards of performance shall be calculated without giving effect to the change in GAAP. The Banks and the Companies acknowledge that the financial statements referred to in Section 5.03 were prepared, and the covenants set forth in Sections 7.04 and 7.05 were agreed to, by the Companies and the Banks.

     10.15  Governing Law and Jurisdiction.

           (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT, THE BANKS, AND THE COMPANIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

           (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANIES, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANIES, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANIES, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

     10.16 Interpretation. This Agreement is the result of negotiations between and has been reviewed by counsel to the Agent, the Companies and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Companies, the Banks, or the Agent merely because of their involvement in the preparation of such documents and agreements.

     10.17 Representation of Banks. Each Bank hereby represents that it will make its Loans for its own account in the ordinary course of its commercial banking business and not with a view to or for sale in connection with any distribution of the Notes; provided, however, that the disposition of the Notes or other evidence of indebtedness held by that Bank shall at all times be within its exclusive control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, their proper and duly authorized officers as of the day and year first above written.

                LEVI STRAUSS ASSOCIATES INC.


                By:     /s/Joseph M. Maurer
                Name:   Joseph M. Maurer
                Title:  Vice President and Treasurer


                Address for Notices:
                -------------------

                Levi Strauss & Co.
                Levi's Plaza
                1155 Battery Street
                San Francisco, CA 94111
                Facsimile:  (415) 544-1342
                Telephone:  (415) 544-6955
                Attn:  Joseph M. Maurer
                Vice President and Treasurer


                LEVI STRAUSS & CO.


                By:     /s/Joseph M. Maurer
                Name:   Joseph M. Maurer
                Title:  Vice President and Treasurer


                Address for Notices:
                -------------------

                Levi Strauss & Co.
                Levi's Plaza
                1155 Battery Street
                San Francisco, CA 94111
                Facsimile:  (415) 544-1342
                Telephone:  (415) 544-6955
                Attn:  Joseph M. Maurer
                Vice President and Treasurer


                BANK OF AMERICA NATIONAL TRUST AND
                SAVINGS ASSOCIATION, as Agent


                By:     /s/Ivo Bakovic
                Name:   Ivo Bakovic
                Title:  Vice President


                Address for notices:
                -------------------

                1455 Market Street - 12th floor
                San Francisco, CA  94103
                Attn:  Agency Management Services #5596 (Ivo Bakovic)
                Facsimile:  (415) 622-4894
                Telephone:  (415) 953-0108


                Address for payments to Agent's account:
                ---------------------------------------

                Bank of America National Trust
                and Savings Association
                (ABA) 121-000-358-S.F.
                Attn:  Agency Management Services (#5596)
                1850 Gateway Blvd.
                Concord, CA  94520

                For credit to account No. 12334-15291
                Ref:  Levi Strauss & Co.
                BANK OF AMERICA NATIONAL TRUST
                AND SAVINGS ASSOCIATION, as a Bank


                By:     /s/James MacGregor
                Name:   James MacGregor
                Title:  Vice President


                Address for notices:
                -------------------

                Bank of America National Trust
                and Savings Association
                Credit Products #3838
                555 California Street, 41st Floor
                San Francisco, CA  94104
                Attn:  Maria Vickroy-Peralta

                With a copy to:

                Bank of America National Trust
                and Savings Association
                Account Administration #5693
                1850 Gateway Boulevard
                Concord, CA  94520
                Attn:  Joyce Drumgoole


                Domestic and Offshore Lending Office:
                ------------------------------------

                Bank of America National Trust
                and Savings Association
                Account Administration #5693
                1850 Gateway Boulevard
                Concord, California 94520
                Attn:  Joyce Drumgoole
                BANKERS TRUST COMPANY


                By:
                        ----------------------
                Name:
                Title:


                Address for notices:
                -------------------

                Bankers Trust Company
                1 Bankers Trust Plaza - 23rd floor
                New York, New York 10006
                Attn:  Ms. Mary Jo Jolly

                With a copy to:

                Bankers Trust Company
                300 South Grand Avenue, 41st Floor
                Los Angeles, CA 90071
                Attn:  Mr. Keith Bernstein


                Domestic and Offshore Lending Office:
                ------------------------------------

                Bankers Trust Company
                1 Bankers Trust Plaza - 23rd floor
                New York, New York 10006
                Attn:  Ms. Mary Jo Jolly
                CITICORP USA, INC.


                By:
                        ----------------------
                Name:
                Title:


                Address for notices:
                -------------------

                Citicorp USA, Inc..
                One Sansome Street - Suite 2700
                San Francisco, CA 94104
                Attn:  Ms. Carolyn Wendler


                Domestic and Offshore Lending Office:
                ------------------------------------

                Citicorp USA, Inc.
                399 Park Avenue
                New York, NY  10043
                FIRST INTERSTATE BANK OF CALIFORNIA


                By:
                        ----------------------
                Name:
                Title:


                By:
                        ----------------------
                Name:
                Title:


                Address for notices:
                -------------------

                First Interstate Bank of California
                345 California Street, 23rd Floor
                San Francisco, CA 94104
                Attn:  John P. Biestman
                Vice President


                Domestic and Offshore Lending Office:
                ------------------------------------

                First Interstate Bank of California
                1055 Wilshire Boulevard, B10-6
                Los Angeles, CA  90017
                THE BANK OF NOVA SCOTIA


                By:
                        ----------------------
                Name:
                Title:


                Address for notices:
                -------------------

                The Bank of Nova Scotia
                101 California Street, 48th Floor
                San Francisco, CA 94111
                Attn:  Mr. Eric Knight


                with copy to:

                The Bank of Nova Scotia
                600 Peachtree St., N.E.
                Suite 2700
                Atlanta GA 30308
                Attn:  Norm Campbell


                Domestic and Offshore Lending Office:
                ------------------------------------

                The Bank of Nova Scotia
                600 Peachtree St., N.E.
                Suite 2700
                Atlanta GA 30308
                Attn:  Norm Campbell
                THE FIRST NATIONAL BANK OF BOSTON


                By:
                        ----------------------
                Name:
                Title:


                Address for notices:
                -------------------

                The First National Bank of Boston
                100 Federal Street
                Boston, MA 02110
                Attn:  Ms. Kathy Choi


                Domestic and Offshore Lending Office:
                ------------------------------------

                The First National Bank of Boston
                100 Federal Street
                Boston, MA  02110
                THE FIRST NATIONAL BANK OF CHICAGO


                By:
                        ----------------------
                Name:
                Title:


                Address for notices:
                -------------------

                The First National Bank of Chicago
                777 South Figueroa St. - 4th floor
                Los Angeles, CA 90071-2487
                Attn:  Mr. James Moore


                Domestic and Offshore Lending Office:
                ------------------------------------

                The First National Bank of Chicago
                One First National Plaza
                Suite 0634
                Chicago, IL  60670-0362
                UNION BANK


                By:
                        ----------------------
                Name:
                Title:


                By:
                        ----------------------
                Name:
                Title:


                Address for notices:
                -------------------

                Union Bank
                350 California St., 11th Floor
                San Francisco, CA 94104
                Attn:  Ms. Nanci Brusati-Dias


                Domestic and Offshore Lending Office:
                ------------------------------------

                Union Bank
                350 California St., 11th Floor
                San Francisco, CA 94104
                CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                By:
                        ----------------------
                Name:
                Title:


                CREDIT LYONNAIS LOS ANGELES BRANCH


                By:
                        ----------------------
                Name:
                Title:


                Address for notices:
                -------------------

                Credit Lyonnais
                515 South Flower Street, Suite 2200
                Los Angeles, CA  90071
                Attn:  Mr. Steven Yoon
                Vice President


                Offshore Lending Office:
                -----------------------

                Credit Lyonnais Cayman Island Branch
                c/o Credit Lyonnais Los Angeles Branch
                515 South Flower Street, Suite 2200
                Los Angeles, CA  90071


                Domestic Lending Office:
                -----------------------

                Credit Lyonnais Los Angeles Branch
                c/o Credit Lyonnais Los Angeles Branch
                515 South Flower Street, Suite 2200
                Los Angeles, CA  90071
                SWISS BANK CORPORATION, SAN FRANCISCO AND
                CAYMAN BRANCHES


                By:
                        ----------------------
                Name:
                Title:


                By:
                        ----------------------
                Name:
                Title:


                Address for notices:
                -------------------

                Swiss Bank Corporation
                101 California Street, Suite 1700
                San Francisco, CA 94111
                Attn:  Mr. David L. Parrot


                Domestic and Offshore Lending Office:
                ------------------------------------

                Swiss Bank Corporation, San Francisco Branch
                101 California Street, Suite 1700
                San Francisco, CA 94111
                THE SAKURA BANK, LIMITED
                San Francisco Agency


                By:
                        ----------------------
                Name:
                Title:


                Address for notices:
                -------------------

                The Sakura Bank, Limited
                345 California Street, Suite 1100
                San Francisco, CA  94104
                Attn:  Mr. Takao Nakajima


                Domestic and Offshore Lending Office:
                ------------------------------------

                The Sakura Bank, Limited
                345 California Street
                San Francisco, CA  94104
                THE SUMITOMO BANK, LIMITED, SAN FRANCISCO BRANCH


                By:
                        ----------------------
                Name:
                Title:


                Address for notices:
                -------------------

                The Sumitomo Bank, Limited, San Francisco Branch
                555 California Street, Suite 3350
                San Francisco, CA  94104
                Attn:  Ms. Azar Shakeri


                Domestic and Offshore Lending Office:
                ------------------------------------

                The Sumitomo Bank, Limited, San Francisco Branch
                555 California Street, Suite 3350
                San Francisco, CA  94104
                COMMERZBANK AG, LOS ANGELES BRANCH


                By:
                        ----------------------
                Name:
                Title:


                By:
                        ----------------------
                Name:
                Title:


                Address for notices:
                -------------------

                Commerzbank AG
                Los Angeles Branch
                660 S. Figueroa Street, Suite 1450
                Los Angeles, CA 90017
                Attn:  Werner Schmidbauer


                Domestic Lending Office:
                -----------------------

                Commerzbank AG
                Los Angeles Branch
                660 S. Figueroa Street, Suite 1450
                Los Angeles, CA 90017


                Offshore Lending Office:
                -----------------------

                Commerzbank AG, Los Angeles Branch
                660 S. Figueroa Street, Suite 1450
                Los Angeles, CA 90017
                NATIONAL WESTMINSTER BANK PLC, NASSAU BRANCH


                By:
                        ----------------------
                Name:
                Title:


                NATIONAL WESTMINSTER BANK PLC, NEW YORK BRANCH


                By:
                        ----------------------
                Name:
                Title:


                Address for notices:
                -------------------

                National Westminster Bank PLC,
                350 South Grand Ave. - 39th floor
                Los Angeles, CA  90071
                Attn:  Mr. Daniel R. Dornblaser


                Domestic Lending Office:
                -----------------------

                National Westminster Bank PLC
                Los Angeles Branch
                175 Water Street, 21st floor
                New York, NY 10038-4924


                Offshore Lending Office:
                -----------------------

                National Westminster Bank, PLC
                Nassau Branch
                c/o New York Branch
                175 Water Street, 21st floor
                New York, NY 10038-4924

                        Schedule 2.01
                        -------------
Name of Bank                                                    Commitment
Bank of America National Trust and Savings Association           22,000,000
Bankers Trust Company                                            18,000,000
Citicorp USA, Inc.                                               18,000,000
First Interstate Bank of California                              18,000,000
The Bank of Nova Scotia                                          18,000,000
The First National Bank of Boston                                18,000,000
The First National Bank of Chicago                               18,000,000
Union Bank                                                       18,000,000
Credit Lyonnais                                                   9,000,000
Swiss Bank Corporation                                            9,000,000
The Sakura Bank, Limited  San Francisco Agency                    9,000,000
The Sumitomo Bank, Limited, San Francisco Branch                  9,000,000
Commerzbank AG, Grand Cayman Branch                               8,000,000
National Westminster Bank, PLC                                    8,000,000

     Total                                                     $200,000,000
     =====                                                     ============
/TABLE